UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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RLI CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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RLI Corp.

9025 North Lindbergh Drive

Peoria, Illinois 61615

March 24, 2011

Dear Shareholders:

Please consider this letter your personal invitation to attend the 2011 RLI Corp. Annual Shareholders Meeting.  It will be held at the Mt. Hawley Country Club, 7724 North Knoxville Avenue, Peoria, Illinois, 61614, on May 5, 2011, at 2 p.m. CDT.

Business scheduled to be considered at the meeting includes the election of directors, approval of the RLI Corp. Annual Incentive Compensation Plan, ratification of KPMG LLP as our independent registered public accounting firm for the current year, an advisory vote on executive compensation (the “Say-on-Pay” vote), and an advisory vote to determine shareholder preferences on whether the frequency of future Say-on-Pay votes should occur every one, two or three years. In addition, we will review significant events of 2010 and their impact on you and your Company.

Again this year, we are pleased to be taking advantage of a relatively new Securities and Exchange Commission rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing many of our shareholders a notice instead of a paper copy of this proxy statement and our 2010 Annual Report to Shareholders. The notice contains instructions on how to access those documents over the Internet.

On a personal note, recently I announced my retirement from the Board effective at our annual meeting. This comes after 50 years of service since I founded our company in 1961 with $1,000 in capital. I leave the Company in excellent hands with no doubt the best team we have ever had under the capable leadership of our CEO, Jon Michael. RLI was one of the first ESOP companies after the law was passed permitting ESOPs in the early 1970’s.  I am quite proud of the fact that over the years your dedicated employee shareholders have made the Company what it is today.  The Company has grown to a current market capitalization of over $1 billion and has a very bright future.

There will be a reception following the annual meeting at the Mt. Hawley Country Club.   Company directors and officers and representatives of KPMG LLP will be available before and after the meeting to talk with you and answer any questions you may have.

Thank you for your interest in RLI as well as your confidence and support in our future.

Sincerely,

Gerald D. Stephens, CPCU

Chairman of the Board

RLI Corp. | 9025 N. Lindbergh Drive | Peoria, Illinois 61615

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

May 5, 2011

To the Shareholders of RLI Corp.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of RLI Corp. (“Company”) will be held at the Mt. Hawley Country Club, 7724 North Knoxville Avenue, Peoria, Illinois, 61614, on Thursday, May 5, 2011, at 2 p.m. Central Daylight Time for the following purposes:

1.               to elect nine (9) directors for a one-year term expiring in 2012 or until their successors are elected and qualified;

2.               to approve the RLI Corp. Annual Incentive Compensation Plan;

3.               to ratify the selection of KPMG LLP as the independent registered public accounting firm of the Company for the current year;

4.               to hold an advisory vote on executive compensation (the “Say-on-Pay” vote);

5.               to hold an advisory vote to determine shareholder preferences on whether future Say-on-Pay votes should occur every one, two or three years; and

6.               to transact such other business as may properly be brought before the meeting.

Only holders of Common Stock of the Company, of record at the close of business on March 7, 2011, are entitled to notice of and to vote at the Annual Meeting.

By Order of the Board of Directors

Daniel O. Kennedy
Vice President, General Counsel & Corporate Secretary

Peoria, Illinois

March 24, 2011

It is important, regardless of the number of shares you hold, that you personally be present or be represented by proxy at the Annual Meeting. Even if you expect to attend, it is important that you submit your proxy as follows:

•                  By Mail: if you received your proxy card by mail, by completing the proxy card and signing, dating and returning it as promptly as possible;

•                  By Phone: by submitting your proxy by telephone, toll-free, in accordance with the instructions provided on your proxy card or Notice of Internet Availability of Proxy Materials, or

•                  By Internet: by submitting your proxy over the Internet in accordance with the instructions provided on your proxy card or Notice of Internet Availability of Proxy Materials.

You have the right to revoke your proxy at any time prior to its use by filing a written notice of revocation with the Corporate Secretary of the Company prior to the convening of the Annual Meeting, or by presenting another proxy card with a later date or voting by telephone or over the Internet at a later date. If you attend the Annual Meeting and desire to vote in person, your proxy may be withdrawn upon request.

GENERAL INFORMATION
Voting
Shareholders Entitled to Vote
Proxy Solicitation
Electronic Access to Proxy Materials and Annual Report

SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
Principal Shareholders
Directors and Officers
Section 16(a) Beneficial Ownership Reporting Compliance

PROPOSAL ONE: ELECTION OF DIRECTORS
General
Nominees
Director Nominee Information

PROPOSAL TWO: APPROVAL OF THE RLI CORP. ANNUAL INCENTIVE COMPENSATION PLAN
Establishment and Purpose
Administration
Performance Period and Performance Goals
Eligibility
Award Calculation
Award Adjustment and Certification
Payment of Awards
Change in Employment Status
Beneficiary
Forfeiture
Plan is Unfunded
Tax Liability
Shareholder Vote

PROPOSAL THREE: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL FOUR: ADVISORY VOTE ON EXECUTIVE COMPENSATION

PROPOSAL FIVE: TIMING OF ADVISORY VOTE ON EXECUTIVE COMPENSATION

CORPORATE GOVERNANCE AND BOARD MATTERS
Corporate Governance Principles
Director Independence
Board Independence Status
Director Nomination Policy
Code of Conduct
Shareholder and Interested Parties Communication
Company Policy on Related Party Transactions
Certain Relationships and Related Transactions

COMMITTEES OF THE BOARD OF DIRECTORS
Audit Committee
Executive Resources Committee
Finance and Investment Committee
Nominating/Corporate Governance Committee
Strategy Committee
Committee Membership

BOARD MEETINGS AND COMPENSATION
Meetings
Director Compensation
Board Leadership Structure
Stock Option Plan for Outside Directors
Outside Directors’ Fee Award Agreement
Nonemployee Director Deferred Compensation Plan
Director Share Ownership

AUDIT COMMITTEE REPORT
Members of the Audit Committee

EXECUTIVE RESOURCES COMMITTEE REPORT
Members of the Executive Resources Committee

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

COMPENSATION DISCUSSION & ANALYSIS
Introduction
Executive Summary
HOW THE ERC OPERATES
ERC Members
ERC Responsibilities
ERC Meetings
Input From Management
Compensation Consultant
OVERVIEW OF RLI EXECUTIVE COMPENSATION
Objectives
Guiding Principles
Elements of Executive Compensation
ANNUAL COMPENSATION
Base Salary
Market Value Potential Executive Incentive Program
Management Incentive Program
LONG TERM COMPENSATION
Deferred Compensation Plan
Omnibus Stock Plan
Long-Term Incentive Plan
Employee Stock Ownership Plan
401(k) Plan
Key Employee Excess Benefit Plan
Elements of Post-Termination Compensation and Benefits
Stock Ownership/Retention Guideline

EXECUTIVE MANAGEMENT
Executive Officers

EXECUTIVE COMPENSATION
Summary Compensation Table
Grants of Plan-Based Awards
Outstanding Equity Awards at Fiscal Year-end
Option Exercises and Stock Vested
Nonqualified Deferred Compensation

SAFEGUARDS AGAINST UNNECESSARY OR EXCESSIVE RISK
Senior Management Compensation
Underwriting Compensation
Investment Compensation
Employee and Executive Equity Ownership

BOARD’S ROLE IN RISK OVERSIGHT

EQUITY COMPENSATION PLAN INFORMATION

SHAREHOLDER PROPOSALS

OTHER BUSINESS

EXHIBIT A: ANNUAL INCENTIVE COMPENSATION PLAN

INVESTOR INFORMATION
Annual Shareholders Meeting
Internet Voting
Shareholder Inquiries
Dividend Reinvestment Plan
Requests for Additional Information
Multiple Shareholders Having the Same Address
Contacting RLI
RLI on the web

RLI Corp. | 9025 N. Lindbergh Drive | Peoria, Illinois 61615

PROXY STATEMENT

Annual Meeting of Shareholders to be held May 5, 2011

GENERAL INFORMATION

This Proxy Statement is furnished to the shareholders of RLI Corp., an Illinois corporation (“Company”), in connection with the solicitation, by the Board of Directors of the Company (“Board” or “Board of Directors”), of proxies to be used at the Annual Meeting of Shareholders to be held at 2 p.m. Central Daylight Time on Thursday, May 5, 2011, at the Mt. Hawley Country Club, 7724 North Knoxville Avenue, Peoria, Illinois, 61614, and at any adjournments of the Annual Meeting.

This year, we are pleased to again be taking advantage of a Securities and Exchange Commission (“SEC”) rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing to many of our shareholders a Notice of Internet Availability of Proxy Materials (“E-Proxy Notice”) instead of a paper copy of the proxy materials. The E-Proxy Notice contains instructions that will enable shareholders receiving the E-Proxy Notice to access these materials over the Internet and, if so desired, to request a paper copy of these proxy materials by mail. Shareholders who do not receive the E-Proxy Notice will receive a paper copy of the proxy materials by mail. The Company intends to mail the E-Proxy Notice to shareholders on or about March 24, 2011.

VOTING

Because many shareholders cannot attend the Annual Meeting in person, it is necessary that a large number of our voting shares be represented by proxy to achieve a quorum. Pursuant to the Company’s By-Laws, at least a majority of the outstanding voting shares must be present (in person or by proxy) at the Annual Meeting to conduct the meeting, which is known as a “quorum” of shares.   Even if you expect to attend, it is important that you vote your shares in advance.

Whether you hold your shares directly as the shareholder of record or through a broker, trustee, or other nominee (“in street name”), you may vote by proxy without attending the Annual Meeting in three different ways:

•          Mail: Shareholders who receive a paper copy of a proxy card by mail may submit their proxy by signing, dating and returning the proxy card as promptly as possible in the envelope enclosed for that purpose.

•          Telephone: Shareholders may submit their proxy by telephone, toll-free, by following the instructions provided on the proxy card or on the E-Proxy Notice. Shareholders will need to have the control number appearing on their proxy card or E-Proxy Notice available in order to submit their proxy by telephone.

•          Internet: Shareholders may submit their proxy over the Internet by following the instructions provided on the proxy card or on the E-Proxy Notice. Shareholders will need to have the control number appearing on their proxy card or E-Proxy Notice available in order to submit their proxy over the Internet.

Shareholders can save the Company expense by submitting their proxy by telephone or over the Internet. If you submit your proxy by telephone or over the Internet, you do not need to also submit a proxy card, although you may do so as one method of changing your vote as described below. The method of voting will not limit a shareholder’s right to attend the Annual Meeting.

Each proxy will be voted in accordance with the shareholder’s specifications. If you return a signed proxy card without providing voting instructions, your shares will be voted as recommended by the Board of Directors. All proxies delivered pursuant to this solicitation are revocable at any time prior to the meeting at the option of the shareholder either by giving written notice to the Corporate Secretary at 9025 North Lindbergh Drive, Peoria, Illinois, 61615, or by timely delivery of a properly completed proxy, whether by proxy card or by Internet or telephone vote, bearing a later date, or by voting in person at the Annual Meeting. All shares represented by valid, unrevoked proxies will be voted at the Annual Meeting.

Assuming the presence, in person or by proxy, of a quorum, the election of directors requires the affirmative vote of a majority of the shares and represented in person or by proxy at the meeting and entitled to vote.  With respect to the election of directors, shareholders may vote in favor of all nominees, or withhold their votes as to all nominees, or withhold their votes as to specific nominees. Votes withheld are deemed present at the meeting and thus will be counted for quorum purposes and have the effect of a vote against the director.

Assuming the presence, in person or by proxy, of a quorum, the affirmative vote of a majority of the shares represented in person or by proxy at the meeting and entitled to vote shall be required to approve Proposals Two and Three.    The Say-on-Pay vote and the vote on frequency of submission of Say-on-Pay vote to shareholders are advisory in nature so there is no specified requirement for approval.

With respect to Proposals Two, Three, Four and Five, shareholders may vote “For,” “Against” or “Abstain” on, each proposal.

Abstentions are deemed present at the meeting, and thus will be counted for quorum purposes, but will have the same effect as a vote against the matters respectively set forth in Proposals Two, Three, Four and Five.

Brokers who hold shares for the accounts of their clients “in street name” may vote such shares either as directed by their clients or at their own discretion if permitted by the New York Stock Exchange (“NYSE”) and other organizations of which they are members.  If an executed proxy is returned by a broker on behalf of its client that indicates the broker does not have discretionary authority as to certain shares to vote on one or more matters (a “broker non-vote”), such shares will be considered present at the Annual Meeting for purposes of determining a quorum, but are not considered entitled to vote on that matter.  Therefore, broker non-votes will not have any effect on any of the proposals being voted upon at the meeting.   If your broker holds your shares “in street name” and you do not instruct your broker how to vote, your broker will have discretion to vote your shares on routine matters, such as Proposal Three, the ratification of the selection of the Company’s independent public accounting firm.

Your broker will not, however, have discretion to vote on non-routine matters absent direction from you.   Among other matters, brokers are not entitled to use their discretion to vote uninstructed proxies in director elections or executive compensation matters.  As a result, your broker will not be able to vote your shares on Proposals One, Two, Four and Five without your direction.  Therefore, it is important that you provide your broker with voting instructions on all five proposals.  If your shares are held by your broker “in street name,” you will receive a voting instruction form from your broker or the broker’s agent asking you how your shares should be voted.   Please complete the form and return it in the envelope provided by the broker or agent.

SHAREHOLDERS ENTITLED TO VOTE

Shareholders of record at the close of business on March 7, 2011, the record date, shall be entitled to vote at the 2011 Annual Meeting. As of the record date, the Company had 21,050,085 shares of Common Stock outstanding and entitled to vote. Common share ownership entitles the holder to one vote per share upon each matter to be voted at the 2011 Annual Meeting.

PROXY SOLICITATION

The Company will bear the cost of solicitation of proxies. In addition to the use of the mail, proxies may be solicited in person or by telephone, facsimile or other electronic means, by directors, officers or employees of the Company. No additional compensation will be paid to such persons for their services. In accordance with the regulations of the SEC and the NYSE, the Company will reimburse banks, brokerage firms, investment advisors and other custodians, nominees, fiduciaries and service bureaus for their reasonable out-of-pocket expenses for forwarding soliciting material to beneficial owners of the Company’s Common Stock and obtaining their proxies or voting instructions.

ELECTRONIC ACCESS TO PROXY MATERIALS AND ANNUAL REPORT

This notice of Annual Meeting and Proxy Statement and the 2010 Annual Report are available on the Company’s Internet site at www.rlicorp.com and at www.proxyvote.com.

SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

PRINCIPAL SHAREHOLDERS

The following are the persons or entities known to the Company who beneficially own more than 5 percent of the Company’s Common Stock as of December 31, 2010:

Name and Address	Number of Shares	Percent of Outstanding
of Beneficial Owner	Beneficially Owned	Common Stock

Franklin Resources, Inc. (1)	1,841,422	8.8%
One Franklin Parkway
San Mateo, California 94403

State Street Corporation (2)	2,022,970	9.7%
One Lincoln Street
Boston, Massachusetts 02111

Gerald D. Stephens (3)	1,321,119	6.3%
493 East High Point Drive
Peoria, Illinois 61614

BlackRock, Inc. (4)	1,501,020	7.2%
40 East 52nd Street
New York, New York 10022

Neuberger Berman Group LLC (5)	1,655,977	7.9%
605 Third Avenue
New York, New York 10158

(1)          The information shown is based solely on a Schedule 13G dated February 4, 2011, filed with the SEC by Franklin Resources, Inc., (“Franklin”), Charles B. Johnson, Rupert H. Johnson, Jr. and Franklin Advisory Services, LLC, which filing indicates one or more open- or closed-end investment companies or other managed accounts that are investment management clients of investment managers that are direct and indirect subsidiaries of Franklin, have sole voting power with respect to 1,819,597 shares and sole dispositive power with respect to 1,839,897 shares.  Messrs. Johnson and Johnson are the principal shareholders of Franklin.

(2)          The information shown is based solely on an Amended Schedule 13G dated February 22, 2011, filed with the SEC by State Street Corporation (“State Street”), which filing indicates that State Street Bank and Trust Company (“Trustee”), a subsidiary of State Street, in its capacity as trustee of the Company’s Employee Stock Ownership Plan (“ESOP”), held 1,581,365 shares on behalf of participants in such plan. State Street further disclosed no sole voting or sole dispositive power with respect to the shares, and shared voting and shared dispositive power with respect to 2,022,970 shares. Each ESOP participant or beneficiary may direct the Trustee as to the manner in which the shares allocated to each participant under the ESOP are to be voted. The Trustee has sole voting power with respect to all unallocated shares and sole investment power as to all allocated and unallocated shares. With respect to allocated shares for which no votes are received, the Trustee will vote such shares in proportion to the votes cast on behalf of allocated shares for which votes are received.

(3)          Mr. Stephens is the Chairman of the Company’s Board of Directors. Includes 381 shares allocated to Mr. Stephens under the RLI Corp. Key Employee Excess Benefit Plan (“Key Plan”), over which Mr. Stephens has no voting or investment power; 20,479 shares held in custodian accounts for the benefit of Mr. Stephens’ grandchildren, over which Mr. Stephens has sole voting and investment power; 19,331 shares owned by the Gerald D. and Helen M. Stephens Foundation, over which Mr. Stephens, as President, has sole voting and investment power; 532,100 shares owned by the Gerald D. Stephens Grantor Annuity Trusts, over which Mr. Stephens, as trustee, has sole voting and investment power; and 4,429 shares held by a bank, as trustee, under an irrevocable trust established by the Company pursuant to the RLI Corp. Executive Deferred Compensation Agreement (“Deferred Agreement”). Excludes 68,935 shares owned by Mr. Stephens’ spouse, over which Mr. Stephens has no voting or investment power, as to which Mr. Stephens disclaims beneficial ownership.

(4)          The information shown is based solely on a Schedule 13G dated January 21, 2011, filed with the SEC by BlackRock, Inc. (“BlackRock”).  According to the Schedule 13G, BlackRock is the beneficial owner of 1,501,020 shares, and has sole voting and sole dispositive power with respect to 1,501,020 shares.

(5)          The information shown is based solely on a Schedule 13G dated February 14, 2011, filed with the SEC by Neuberger Berman Group LLC (“Neuberger”).  According to the Schedule 13G, Neuberger is the beneficial owner of 1,655,977 shares, has shared voting power with respect to 1,437,777 shares and shared dispositive power with respect to 1,655,977 shares.

DIRECTORS AND OFFICERS

The following is information regarding beneficial ownership of the Company’s Common Stock by each current director and named executive officer (whose compensation is disclosed in this Proxy Statement), and the directors and executive officers of the Company as a group, as of December 31, 2010.

Name of Individual or	Number of Shares	Percent of Outstanding
Number of Persons in Group	Beneficially Owned (1)	Common Stock

Kaj Ahlmann	621	*

Barbara R. Allen	9,584	*

John T. Baily (2) (3)	16,032	*

Joseph E. Dondanville (4) (9) (10) (11) (12)	242,928	1.2%

Jordan W. Graham (2)	11,132	*

Daniel O. Kennedy (9) (10) (11)	28,664	*

Craig W. Kliethermes (9) (10) (11)	25,868	*

Gerald I. Lenrow (2) (5) (6)	69,976	*

Charles M. Linke (2) (5)	25,806	*

F. Lynn McPheeters (2) (5)	35,280	*

Jonathan E. Michael (7) (9) (10) (11) (12)	580,730	2.7%

Gerald D. Stephens (8) (11)	1,321,119	6.3%

Michael J. Stone (9) (10) (11) (12) (13)	264,676	1.3%

Robert O. Viets (2) (5) (14)	86,663	*

Directors and executive officers as a group (16 persons) (9) (10) (11)	2,749,948	12.8%

*Less than 1% of Class.

(1)          Unless otherwise noted, each person has sole voting power and sole investment power with respect to the shares reported.

(2)          Includes shares held by a bank trustee under an irrevocable trust established by the Company pursuant to the RLI Corp. Nonemployee Director Deferred Compensation Plan (“Deferred Plan”) for the benefit of the following: Mr. Baily 4,055 shares; Mr. Graham 9,772 shares; Mr. Lenrow 56,381 shares; Mr. Linke 8,924 shares; Mr. McPheeters 14,474 shares; and Mr. Viets 41,148 shares. Each participating director has no voting or investment power with respect to such shares.

(3)          Includes 3,000 shares held by Mr. Baily’s spouse.

(4)          Includes 12,276 shares held in trust by Mr. Dondanville’s spouse, as to which Mr. Dondanville disclaims any beneficial interest.

(5)          Includes shares that may be acquired by the named persons within 60 days after December 31, 2010, under the Directors’ Stock Option Plan for Outside Directors (“Director Plan”), upon the exercise of outstanding stock options as follows: Mr. Lenrow 5,400 shares; Mr. Linke 5,407 shares; Mr. McPheeters 8,482 shares; and Mr. Viets 3,600 shares.

(6)          Includes 1,156 shares held by Mr. Lenrow’s spouse in a custodian account for the benefit of their minor daughter, as to which Mr. Lenrow disclaims any beneficial interest.

(7)          Includes 42,240 shares allocated under the Key Plan, over which Mr. Michael has no voting or investment power and 7,467 shares owned by the Jonathan E. Michael Grantor Retained Annuity Trust, over which Mr. Michael, as Trustee, has sole voting and sole investment power.

(8)          Includes 381 shares allocated to Mr. Stephens under the Key Plan, over which Mr. Stephens has no voting or investment power; 20,479 shares held in custodian accounts for the benefit of Mr. Stephens’ grandchildren, over which Mr. Stephens has sole voting and investment power; 532,100 shares owned by the Gerald D. Stephens Grantor Retained Annuity Trusts, over which Mr. Stephens, as trustee, has sole voting and investment power; and 19,331 shares owned by the Gerald

D. and Helen M. Stephens Foundation, over which Mr. Stephens, as President, has sole voting and investment power.  Excludes 68,935 shares owned by Mr. Stephens’ spouse, over which Mr. Stephens has no voting or investment power, as to which Mr. Stephens disclaims beneficial interest.

(9)          Includes shares allocated to the named persons under the ESOP with respect to which such persons have sole voting power and no investment power. As of December 31, 2010, the following shares were allocated under the ESOP: Mr. Dondanville 29,137 shares; Mr. Kennedy 2,239 shares; Mr. Kliethermes 2,242 shares; Mr. Michael 76,928 shares; and Mr. Stone 17,557 shares. During 2010, Joseph E. Dondanville, Jonathan E. Michael and Michael J. Stone were eligible to elect to diversify their respective ESOP shares.

(10)    Includes shares that may be acquired by the named persons within 60 days after December 31, 2010, under the Incentive Stock Option Plan (“ISOP”), the Omnibus Stock Plan and the Long-Term Incentive Plan, upon the exercise of outstanding stock options as follows: Mr. Dondanville 99,560 shares; Mr. Kennedy 23,507 shares; Mr. Kliethermes 16,600 shares; Mr. Michael 248,401 shares; and Mr. Stone 110,900 shares.

(11)    Includes shares allocated to the named persons which shares are held by a bank trustee under an irrevocable trust established by the Company pursuant to the Deferred Agreement for the benefit of the following: Mr. Dondanville 10,283 shares; Mr. Kennedy 385 shares; Mr. Kliethermes 3,811 shares; Mr. Michael 17,045 shares; Mr. Stephens 4,429 shares; and Mr. Stone 20,900 shares. Each participant has no voting or investment power with respect to such shares.

(12)    Includes shares held in margin securities or pledged asset accounts at brokerage firms. At December 31, 2010, the following number of shares were held in such accounts: Mr. Michael 83,521 shares, Mr. Dondanville 35,433 shares and Mr. Stone 33,634 shares.

(13)    Includes 21,243 shares owned by the Michael J. Stone Grantor Retained Annuity Trusts, over which Mr. Stone, as Trustee, has sole voting and sole investment power.

(14)    Includes 30,099 shares owned by the Robert O. Viets Grantor Retained Annuity Trusts, over which Mr. Viets, as Trustee, has sole voting and sole investment power.

The information with respect to beneficial ownership of Common Stock of the Company is based on information furnished to the Company by each individual included in the table.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (“1934 Act”), requires the Company’s directors, executive officers and beneficial owners of more than 10 percent of the Common Stock of the Company to file with the SEC certain reports regarding their ownership of Common Stock or any changes in such ownership. In addition, officers, directors and greater than 10 percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms that they file.

Based solely on its review of the copies of such reports received by it, and/or written representations from certain reporting persons, the Company believes that, during the year ended December 31, 2010, the reporting persons have complied with all filing requirements of the 1934 Act.

PROPOSAL ONE: ELECTION OF DIRECTORS

GENERAL

At this year’s Annual Meeting, all (nine) directors are to be elected, each to hold office for a one-year term or until a successor is elected and qualified unless that director dies, resigns or is removed prior to that time.  Unless otherwise instructed, the shares represented by a signed proxy card will be voted for the election of the nine nominees named below.  The affirmative vote of a majority of the shares of common stock of the Company present in person or represented by proxy at the Annual Meeting and entitled to vote is required for the election of directors. Votes will be tabulated by an Inspector of Election appointed at the Annual Meeting. Shares may be voted for, or withheld from, each nominee.  Cumulative voting for the directors is not permitted under the Company’s Articles of Incorporation.

NOMINEES

Messrs. Kaj Ahlmann, John T. Baily, Jordan W. Graham, Gerald I. Lenrow, Charles M. Linke, F. Lynn McPheeters, Jonathan E. Michael and Robert O. Viets and Ms. Barbara R. Allen, each a current director, are standing for election.      Each is nominated to serve for a one-year term expiring in 2012.  Mr. Stephens has decided to retire from the Board on May 5, 2011 and will not stand for election.

The Board of Directors has no reason to believe that any nominee will be unable to serve if elected. In the event that any nominee shall become unavailable for election, the shares represented by a proxy will be voted for the election of a substitute nominee selected by the persons appointed as proxies and recommended by the Board, unless the Board should determine to reduce the number of directors pursuant to the Company’s By-Laws or allow the vacancy to stay open until a replacement is designated by the Board.

The Board of Directors recommends the shareholders vote “For” election of all nine nominees listed below.

DIRECTOR NOMINEE INFORMATION

Below are specific qualifications, skills, attributes and experience with respect to the director nominees to the Board of Directors furnished to the Company by such individuals, summarized herein and more fully detailed in the individual professional history below, which information led to the conclusion that they are qualified to serve as a director and are beneficial to the Company.  The Nominating/Corporate Governance Committee and the Board considered, in particular, the following with respect to each director:   Mr. Ahlmann - his broad reinsurance and insurance expertise, as well as his global experience.    Ms. Allen - her extensive executive management skills, as well as her strategy background.   Mr. Baily — his extensive experience in accounting and auditing in the insurance and reinsurance industry.    Messrs. McPheeters and Viets - their significant experience, expertise and background regarding accounting matters, together with their various executive management experience.    Mr. Graham - his strong financial services, strategy, merger/acquisition and advisory experience, as well as deep technology background.     Mr. Lenrow - his significant experience, expertise and knowledge of the insurance industry, including accounting matters and insurance taxation.   Mr. Linke - his many years of experience in the financial field, including the broad perspective brought by Mr. Linke’s experience in consulting to clients in many diverse industries.     The Board also considered the over 29 years of experience with the Company represented by Mr. Michael (our President & Chief Executive Officer).

		DIRECTOR
NAME	AGE	SINCE	PRINCIPAL OCCUPATION AND BACKGROUND

Kaj Ahlmann(1)	60	2009

Joined Deutsche Bank in October 2009 as Global Head, Strategic Services and Chair, Advisory Board after having provided independent services to the Council of Global Insurance Asset Management, Deutsche Asset Management, since 2006. Mr. Ahlmann brings nearly 35 years of experience with various companies related to the reinsurance and insurance industries and asset management. From 2001 to 2003, Mr. Ahlmann was the Chairman and CEO of inreon, a global electronic reinsurance venture created by Munich Re, Swiss Re, Internet Capital Group and Accenture. He was Vice Chairman and Executive Officer of E.W. Blanch Holdings, Inc., a provider of integrated risk management and distribution services, from 1999 to 2001. Prior to that, from 1993 to 1999, he was Chairman, President and CEO of Employers Reinsurance Corporation, a global reinsurance company and served as a Director of the parent organization, GE Capital Services. He served on the boards of Erie Indemnity Company, Erie Insurance Group from 2003 to 2008 and SCPIE Holdings, Inc., from 2006 to 2008. Mr. Ahlmann currently serves on the boards of the American Institute for CPCU and the Advisory Board of Six Sigma Academy. He has a Bachelor’s degree in Mathematics and a Master’s degree in Mathematical Statistics and Probability and Actuarial Science, both from the University of Copenhagen.

Barbara R. Allen(2)	58	2006

Retired after serving from November 2005 through August 2008 as President of Proactive Partners, a division of Tennis Corporation of American, which owns and operates athletic facilities in North America. Former Partner with The Everest Group, a strategy and general management consulting firm, from 2003 through October 2005. For 23 years, Ms. Allen held various executive management positions with The Quaker Oats Company including Executive Vice President, International Foods responsible for Quaker’s food business outside the United States; Vice President, Corporate Strategic Planning responsible for development of worldwide strategic plans and annual operating budgets; and, President, Frozen Foods Division and Vice President Marketing. Additionally, Ms. Allen served as President of the Corporate Supplier Division for Corporate Express and as CEO for the women’s pro-soccer league start-up, the WUSA. Ms. Allen is a former director for Maytag Corporation, Tyson Foods, Inc., Converse Inc., Chart House Enterprises, Inc., Lance, Inc., and Coty, Inc., serving on audit and compensation committees. She has a Bachelor’s degree in Psychology from the University of Illinois-Champaign and a Master’s degree in Marketing and Finance from the University of Chicago.

		DIRECTOR
NAME	AGE	SINCE	PRINCIPAL OCCUPATION AND BACKGROUND

John T. Baily (3)	67	2003

Retired after serving as President of Swiss Re Capital Partners from 1999 through 2002. In this role, he was involved in investments and acquisitions in the insurance industry. Previously National Insurance Industry Chairman and Partner of the accounting firm of Coopers & Lybrand LLP (C&L) (now known as PricewaterhouseCoopers LLP) retiring in 1999 after 33 years, 23 years as a partner. He served as Chairman of the C&L insurance practice for 13 years, where he was responsible for all of the firms’ services to the insurance industry (including audit, tax, actuarial, management consulting). He was also past Chairman of C&L’s International Insurance Companies Committee. He was also a member of C&L’s governing body, U.S. Board of Partners. He is a past Chairman of the AICPA Insurance Companies committee. He served on the Investment Committee of both Securitas Capital and Conning Capital Partners. Mr. Baily serves on the boards of Endurance Specialty Holdings, Inc., Golub Capital BDC, Inc., CIFG and is Chairman of the Board of Albright College. He previously served on the board of Erie Indemnity Company and NYMagic, Inc. He has served as the Chair of the Audit Committee of both private and public companies. He has a Bachelor’s degree in Economics from Albright College and a Master’s degree in Business Administration from the University of Chicago.

Jordan W. Graham	50	2004

Since August 2010, Executive Vice President for Scores and President of Consumer Services of FICO, a leading provider of analytics and decision management technology. From 2007 through July 2010, Mr. Graham was Managing Director and Head of North America Business Development for the Global Transaction Services Division of Citi Markets and Banking where he was responsible for strategic planning, global partnerships and acquisitions for the firm’s Cash Management and Trade Services & Finance business. Mr. Graham has over 25 years of experience working in and providing products and services to the financial services industry globally. For the preceding two years, he was Managing Director and Founder of Quotient Partners providing strategy and merger/acquisition advisory services to financial services technology companies and financial institutions seeking to monetize business assets, restructure global operations, and leverage technology to gain competitive advantage and improve business performance. From 1998 to 2004, Mr. Graham was an executive and Vice President at Cisco Systems, where he headed the Internet Business Solutions Group Services Industry Consulting Practice. In this role he was responsible for internet business consulting teams covering the financial services, healthcare, pharmaceutical, energy and media/entertainment industries globally. Previously he was Managing Director and Global Head of Cisco’s Financial Services Industry Consulting Practice where he provided strategy and advisory serves to CXO level executives in Global 500 securities, banking, insurance and managed care firms. He has also been the CEO of two successful venture capital-backed companies, one in financial services technology and the other providing internet e-commerce services, and a board director for 11 other companies, including Securitas Capital, a SwissRe/Credit Suisse private equity fund investing in insurance and risk related ventures and Technology Credit Union. Mr. Graham has a Bachelor’s degree in Business and Entrepreneurship from the University of Southern California.

Gerald I. Lenrow	83	1993

Currently in his own legal practice serving a select group of insurers. At the end of 1998, he concluded three years of consulting with General Reinsurance Corp and its affiliate, Cologne Life Re. Previously, he was a partner with Coopers & Lybrand LLP (C&L) (now known as PricewaterhouseCo opers LLP) retiring after 30 years with the firm. While at C&L, he formed and led their national insurance tax group. While widely recognized as an authority in insurance taxation, Mr. Lenrow has been involved in all facets of the industry. Over the years, he provided strategic counsel to senior management in all sectors of the industry. An integral part of his activities included mergers and acquisitions and handling disputes through the IRS administrative appeals procedures. He monitors legislative activities and developments emanating from the IRS national office affecting the insurance industry. He worked with congressional tax writing committees, the Treasury and the IRS on tax legislation. For approximately 20 years, Mr. Lenrow was an advisor to the Property Casualty Insurance Association of America (formerly known as National Association of Independent Insurers) and the National Association of Mutual Insurance Companies. Mr. Lenrow is past chair of the American Bar Association’s Torts & Insurance Practice Section Committee on the Taxation of Insurance Companies and was on the Advisory Board for the Insurance Tax Review. He has a Bachelor’s degree in Accounting from the City College of New York and a Law degree from Fordham University.

		DIRECTOR
NAME	AGE	SINCE	PRINCIPAL OCCUPATION AND BACKGROUND

Charles M. Linke	73	2003

Professor Emeritus of Finance at the University of Illinois (Urbana-Champaign) since 1998. Professor Linke has held various positions with the University of Illinois since 1966. CEO of Economics Et Cetera, Inc., a consulting firm specializing in financial economics since 1981. Professor Linke joined the University of Illinois faculty in 1966, serving as IBE Distinguished Professor of Finance, Chairperson of the Department of Finance, Associate Dean for Graduate Studies and Associate Dean of Executive Education. He has also served as visiting scholar at Senshu University in Tokyo, Japan, and visiting professor at Nankai University, People’s Republic of China. He has a Bachelor’s degree and has Master’s and Doctorate degrees in Business Administration, all from Indiana University.

F. Lynn McPheeters	68	2000

Retired as Vice President and Chief Financial Officer of Caterpillar Inc., the world’s leading manufacturer of construction, mining and related equipment in February 2005. Mr. McPheeters joined Caterpillar Inc. in 1964 and held various financial positions and spent 15 years overseas. In his global assignments, he served as Distribution Finance Manager in Japan, Finance Manager in Europe and Secretary-Treasurer for Caterpillar Far East in Hong Kong. He went on to serve as Executive Vice President of Caterpillar Financial Services Corporation in Nashville and returned to Peoria to become Caterpillar’s Corporate Treasurer in 1996 until November 1998. He was responsible for the company’s banking and funding relationships, trade financing policy, foreign exchange and interest risk management, pension fund administration and Caterpillar Investment Management Limited, the company’s investment advisory group, which had its own group of mutual funds and managed the company’s employee 401(k)  plan. He was also responsible for a division managing the placement of all corporate insurance coverages. Mr. McPheeters was appointed Vice President and Chief Financial Officer in 1998. He was responsible for the Corporate Services Division, which included accounting, tax, treasury, and investor relations functions. For three of his six years as CFO, he also had responsibility for the company’s IT operations. Mr. McPheeters serves on the board of Microlution Inc. and Crosslink. He is a past Chairman of the OSF Saint Francis Medical Center Foundation Council and is President of the Southern Illinois University Carbondale Foundation Board. He has a Bachelor’s degree in Accounting from Southern Illinois University-Carbondale, and later attended the Advanced Management Program at Duke University and Finance Management Program at Stanford University.

Jonathan E. Michael(4)	57	1997

President & Chief Executive Officer of the Company since January 1, 2001. He was elected Chairman of the Board & Chief Executive Officer of the Company’s principal insurance subsidiaries January 1, 2002. Mr. Michael joined the Company in 1982 and has held various managerial and executive officer positions, including Controller, Vice President, Finance/ Chief Financial Officer. Additionally, as Executive Vice President he was responsible for running the Company’s insurance operations for several years before becoming Chief Operating Officer in 1994. Prior to 1982, Mr. Michael was associated with Coopers & Lybrand LLP, and is a certified public accountant. He serves on the Board of Directors of investment management software maker SS&C Technologies Holdings, Inc. and sunglass manufacturer Maui Jim, Inc. He is currently a member of the Marshall County State Bank Board, the 2nd Vice Chair of the Property Casualty Insurers Association Board of Governors, a member of the OSF St. Francis Medical Center Community Advisory Board, a member of the Illinois Neurological Institute Advisory Board, a member of the Board of Easter Seals — Peoria/Bloomington, and a member of the Peoria CEO Roundtable Board. He is a former director of First Capital Bank (Peoria) and the Eureka College Board of Trustees. He has a Bachelor’s degree in Business Administration from Ohio Dominican College.

		DIRECTOR
NAME	AGE	SINCE	PRINCIPAL OCCUPATION AND BACKGROUND

Robert O. Viets (5)	67	1993

Since 1999, President of ROV Consultants, LLC. Former President, CEO and Director from 1988 until 1999 of CILCORP Inc., a holding company in Peoria, Illinois, whose principal subsidiary was a utility company. He served as a consultant to AES Corporation, a global power company. After working for several years in St. Louis with Arthur Andersen & Co., a national accounting firm, Mr. Viets joined Central Illinois Light Company (CILCO) in Peoria to manage the company’s regulatory and financial activities. CILCO was a regulated electric and natural gas utility serving central Illinois. In 1985, Mr. Viets led the formation of CILCORP, Inc., a non-regulated holding company that became the parent company of CILCO. The corporate restructuring was designed to prepare the company for competition in the retail electric and natural gas energy markets. Mr. Viets is a director for Patriot Coal Corporation as well as a former director for Consumers Water Company, Philadelphia Suburban Corporation, Lincoln Office Supply Co., Inc. and Methodist Health Services Corporation. He has also chaired the Bradley University board of trustees. Mr. Viets has a Bachelor’s degree in Economics from Washburn University and a Law degree from Washington University School of Law. He is a certified public accountant.

The following footnotes reflect directorships held within the past five years at publicly traded companies:

(1)          Mr. Ahlmann previously served as a Director of Erie Indemnity Company and its subsidiary, Erie Family Life Insurance Company, as well as SCPIE Holdings, Inc.

(2)          Ms. Allen previously served as a Director of Lance, Inc.

(3)          Mr. Baily currently serves as a Director of Endurance Specialty Holdings Ltd. and Golub Capital BDC, Inc.   Mr. Baily previously served as a Director of NYMagic, Inc., Erie Indemnity Company and its subsidiary, Erie Family Life Insurance Company.

(4)   Mr. Michael currently serves as a Director of SS&C Technologies Holdings, Inc.   Mr. Michael previously served as a Director of Fieldstone Investment Corp.

(5)          Mr. Viets currently serves as a Director of Patriot Coal Corporation.

PROPOSAL TWO: APPROVAL OF THE RLI CORP. ANNUAL INCENTIVE COMPENSATION PLAN

The following is a summary of the RLI Corp. Annual Incentive Compensation Plan (“Plan”).  The Plan was originally effective January 1, 2006.  We amended and restated the Plan effective January 1, 2009 and again on January 1, 2010.   This summary is qualified in its entirety by reference to the complete Plan attached as Exhibit A to this Proxy Statement.

ESTABLISHMENT AND PURPOSE

The Plan was established for the purpose of promoting the interests of the Company and its shareholders by providing employees with a form of incentive compensation that is based on the Company’s achievement of certain financial performance goals and other annual objectives. The Plan restates, amends and consolidates prior incentive plans. The Company may adopt various incentive programs under the Plan, so long as such programs meet with the Plan’s requirements. Payments under the Plan are intended to be deductible according to Section 162(m) of the Internal Revenue Code of 1986, as amended (“Code”).  Pursuant to Section 162(m) of the Code, we are required to get shareholder approval of the performance goals of this Plan every five years to maintain such deductibility.   Thus, this Proposal Two is intended to satisfy that requirement, and if approved by our shareholders, the Plan will be restated effective as of January 1, 2011.

ADMINISTRATION

The Executive Resources Committee of the Board of Directors, no members of which are eligible for the Plan, will be the “Committee” for purposes of Plan administration. The Committee may establish rules and regulations for the Plan and its interpretation and make such other determinations or take such other action as it deems necessary in connection with the Plan.    The Committee may modify, suspend, terminate or reinstate the Plan without shareholder approval.   The Committee will administer the Plan through actions taken by majority vote of all Committee members, and all Committee decisions will be final and binding.  Except as described below, the Committee may delegate its administrative powers and responsibilities to a Plan Administrative Committee, which may then delegate any duties to other officers or employees. Until and unless the Committee determines otherwise, it shall be deemed to have delegated its authority to the Plan Administrative Committee to the full extent permitted under the Plan. The Plan Administrative Committee will consist of the Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”), Chief Operating Officer (“COO”), Vice President of Human Resources and any other officer as delegated by the Committee. All such delegations are subject to the Committee’s review. However, the Committee has the sole and exclusive authority to establish Performance Goals (as described below) and certify the achievement of such goals for the CEO and the other four highest compensated officers of the Company during the relevant period (each, a “162(m) Employee”), decrease award amounts to all 162(m) Employees and modify, suspend, reinstate or terminate the Plan.

PERFORMANCE PERIOD AND PERFORMANCE GOALS

The Performance Period means the calendar year, or any shorter or longer period as determined by the Committee.  Performance Goals are the goals established for any Performance Period.  The Committee must set all Performance Goals with respect to 162(m) Employees and the Plan Administrative Committee or its delegate may establish Performance Goals for other eligible employees.  Performance Goals for all 162(m) Employees must be pre-established and objective.  The method for computing compensation with respect to such goals must be provided in the form of an objective formula or standard. To be considered “pre-established,” a Performance Goal must be determined within 90 days of the start of the Performance Period (as long as the outcome is substantially uncertain when the Performance Goal is established), but not after 25 percent of such period has passed. A Performance Goal is deemed “objective” if a third party having knowledge of the relevant facts and performance results could determine whether the goal is met and could calculate the amount to be paid to the recipient.

The Committee must establish Performance Goals before or within a reasonable time following the beginning of a Performance Period but no later than the time permitted under Code Section 162(m).  Alternatively, the Committee and the Plan Administrative Committee may establish a combined bonus amount available for distribution (a “Bonus Pool”) for any number of participants and assign each participant an interest in the Bonus Pool.

Performance Goals may be adjusted during a Performance Period to prevent dilution or enlargement of an award as a result of extraordinary events or circumstances as determined by the Committee or to exclude the effects of extraordinary, unusual or nonrecurring events, changes in accounting principles, discontinued operations, acquisitions, divestitures and material restructuring charges.

Performance Goals may be based on attainment of a particular level of, or on a positive change in, one or more of the following criteria relating to the Company, an affiliate or division of the Company or any particular individual: revenue, revenue per employee, earnings before income tax (profit before taxes), earnings before interest and income tax, net earnings (profit after taxes), earnings per employee, earnings per share, operating income, total shareholder return, market share, return on equity, before-tax return on net assets, after-tax return on net assets, economic value added (economic profit), market value potential, underwriting profit, price-to-book ratio, price-to-earnings ratio, combined ratio, book value, book value per share, net operating cash flow, investment income, comprehensive earnings, gross written premium, net written premium, expense ratio, loss ratio, operating leverage, contribution from new products, customer satisfaction and employee satisfaction.

ELIGIBILITY

All Company employees, including those covered by Code Section 162(m) are eligible to participate in one of the Company’s annual incentive programs governed by the Plan.   As of December 31, 2010, there were 735 employees at the Company.   In addition, the Plan Administrative Committee or its delegate shall determine other employees who may be eligible to participate in the Plan for a particular Performance Period before or within a reasonable time following the beginning of a Performance Period. The Committee reserves final authority to approve or disapprove of such additional eligible employees.

AWARD CALCULATION

After the Performance Period, the Committee and Plan Administrative Committee (in the case of participants other than 162(m) Employees) determines the actual award amounts for all participants by multiplying the percentage achievement of the Performance Goal against the individual participant’s Target Performance Award, or by multiplying the final amount of the Bonus Pool against the individual participant’s interest in the Bonus Pool.  A “Target Performance Award” is the dollar amount determined for a participant if the participant’s Performance Goal is achieved. A participant will not receive an award if the Performance Goal percentage achievement is less than the minimum performance level set for such Performance Goal. Furthermore, a participant’s aggregate award payments, including amounts credited to a Bonus Bank (as described below), may not exceed $7,500,000 per year.

AWARD ADJUSTMENT AND CERTIFICATION

Once award determinations are made, the Committee and Plan Administrative Committee (in the case of participants other than 162(m) Employees) review each award and adjust its amount. The Plan Administrative Committee may increase or decrease award amounts as it deems appropriate based on objective or subjective criteria.  The Committee may decrease (but may not increase) award amounts for 162(m) Employees as it deems appropriate based on objective or subjective criteria. For all 162(m) Employees, the Committee certifies the extent to which the participant has satisfied his or her Performance Goals and all other material terms of the award.

Before or within a reasonable time following the beginning of the Performance Period, the Committee establishes a predetermined limit on charges or credits to a Bonus Bank, (a “Committee Approval Limit”), for awards made to 162(m) Employees. For awards that exceed the Committee Approval Limit, the independent directors serving on the Board of Directors may adjust the award amount, but not below the Committee Approval Limit.

PAYMENT OF AWARDS

Each participant receives payment of his or her award in a cash lump sum no later than March 15th of the year following the end of the Performance Period.  A participant who is also eligible for the RLI Corp. Executive Deferred Compensation Plan may elect to defer some or all of his or her award to the extent permitted under that plan.  Immediately before a Performance Period begins, the Committee may provide that part or all of an award will be credited to a Bonus Bank as a deferred payment arrangement.  If the Committee credits an award to a Bonus Bank, that award will be in writing and a set schedule of payments and other Committee-designated terms and conditions will be provided.  The Committee may provide that amounts in a Bonus Bank may be decreased if Performance Goals in subsequent Performance Periods are not met.  Bonus Bank amounts will include interest equal to the interest rate on three-year U.S. Government Treasury Bills in effect at the beginning of the fiscal year.

CHANGE IN EMPLOYMENT STATUS

A participant must be employed by the Company or an affiliate of the Company on the specified payment date to receive payment of an award. However, if a participant’s employment terminates during the Performance Period due to death, disability or retirement, the participant (or his or her beneficiary) will receive a pro rata portion of the award only if the award provides for such payment.  Participants are not entitled to any award if such participant’s employment was terminated for cause, defined as the participant’s failure to comply with material Company policies and procedures, dishonest or disloyal conduct, commission of a felony, theft or fraud or violation of law involving moral turpitude, failure to perform material duties of his or her employment, excessive absence from work, unethical behavior or a violation of a material policy of the Company.

BENEFICIARY

If an award is payable due to the participant’s death, that award will be paid to the beneficiary designated by the participant.  The amount will be paid to the beneficiary at the same time the amount would have been paid to the participant had he or she survived.  If no beneficiary was named or survived the participant, or there is a dispute as to the true beneficiary, the amount will be paid to the personal representative of the participant’s estate.

FORFEITURE

All awards paid to the CEO or CFO are subject to forfeiture according to Section 304 of the Sarbanes-Oxley Act of 2002.

PLAN IS UNFUNDED

All awards under the Plan will be paid from the Company’s general assets, and no participant has a claim with respect to any specific asset of the Company such that the participant would be subject to income tax prior to the receipt of an award. The status of a participant under the Plan is that of an unsecured general creditor of the Company.

TAX LIABILITY

The Company may withhold such amounts from any award as it determines reasonably necessary to pay any taxes required to be withheld under applicable law.

SHAREHOLDER VOTE

The affirmative vote of the holders of at least a majority of the shares of Common Stock of the Company present and entitled to vote at the Annual Meeting is required for adoption of this proposal.

The Board of Directors has adopted and recommends the shareholders vote “FOR” approval of the proposed RLI Corp. Annual Incentive Compensation Plan.

PROPOSAL THREE: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected KPMG LLP (“KPMG”), the Company’s independent registered public accounting firm since 1983, for fiscal 2011, and the Board is asking shareholders to ratify that selection.  Although current law, rules and regulations, as well a the Charter of the Audit Committee, require our independent auditor to be appointed, retained and supervised by the Audit Committee, the Board considers the selection of an independent auditor to be an important matter of shareholder concern and considers a proposal for shareholders to ratify such selection to be an important opportunity to shareholders to provide direct feedback to the Board on an important issue of corporate governance.   If the appointment of KPMG is not ratified by shareholders, the Audit Committee will take such action, if any, with respect to the appointment of the independent auditor as the Audit Committee deems appropriate.

Representatives of KPMG are expected to be present at the Annual Meeting with the opportunity to make a statement, if they desire, and will be available to respond to appropriate questions from the shareholders.

The affirmative vote of the holders of at least a majority of the shares of Common Stock of the Company present and entitled to vote at the Annual Meeting is required for adoption of this proposal.

The Board of Directors recommends the shareholders vote “FOR” Proposal Three and the ratification of selection of KPMG LLP as independent registered public accounting firm of the Company for the current fiscal year.

PROPOSAL FOUR: NON-BINDING, ADVISORY VOTE REGARDING THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS (“SAY-ON-PAY”)

The Dodd-Frank Wall Street Reform and Consumer Protection Act requires that we seek a non-binding vote from our shareholders to approve, on an advisory basis, the compensation of our named executive officers as disclosed in the Compensation Discussion & Analysis (“CD&A”), compensation tables and related disclosures in this proxy statement.

As discussed in our “CD&A” starting on page 25, our executive compensation programs have been designed to provide a competitive total executive compensation program linked to Company performance that will attract, retain and motivate talented executives critical to the Company’s long-term success.

Our Executive Resources Committee developed an overall compensation philosophy that is built on a foundation of the following principles:

•      There must be a direct linkage between long-term shareholder value creation and executive pay;

•      Annual incentives for executives directly involved in underwriting are based on underwriting profit measured over a period of years consistent with the income and risk to the Company;

•      Compensation should reflect both the Company’s and individual’s performance;

•      A meaningful element of equity-based compensation and significant executive equity holdings are important to ensure alignment of management and shareholder interests;

•      The Company’s overall executive pay levels must be competitive in the marketplace for executive talent to enable the Company to attract and retain the best talent; and

•      Appropriate safeguards must be in place to ensure annual incentives are aligned with long-term risk and value creation to protect against unnecessary and excessive risk to the Company.

We are asking you to indicate your support for our executive compensation programs as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives you the opportunity to express your views on our 2010 executive compensation policies and procedures for named executive officers. This non-binding vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the policies and procedures described in this proxy statement. Accordingly, we ask the shareholders to vote “FOR” the following resolution at the Annual Meeting:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the CD&A, compensation tables and any related material disclosed in the Company’s proxy statement is hereby APPROVED.

Your vote is advisory, and therefore not binding on the Executive Resources Committee or the Board.

However, we value your opinions and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our shareholders’ concerns.  The Executive Resources Committee will evaluate whether any actions are necessary to address those concerns.

The Board of Directors recommends that shareholders vote “FOR” the proposal to approve the compensation of the Company’s named executive officers as described in this proxy statement.

PROPOSAL FIVE: NON-BINDING, ADVISORY VOTE REGARDING THE FREQUENCY OF VOTING ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS (“SAY-WHEN-ON-PAY”)

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, at least once every six years we are required to submit for your vote a non-binding resolution to determine whether the advisory shareholder vote on executive compensation should occur every one, two or three years.

After careful consideration of this proposal, our Board has determined that an advisory vote on executive compensation that occurs every three years is the most appropriate alternative for the Company, and therefore our Board recommends that you vote for a three-year interval for the advisory vote on executive compensation. Since our executive compensation programs stress long-term value creation and look at long-term performance, we believe a three-year interval for the advisory vote on executive compensation is most appropriate.  Furthermore, a three-year interval provides our Executive Resources Committee and Board sufficient time between votes to evaluate and appropriately respond to shareholder concerns.

The advisory vote by the shareholders on frequency is distinct from the advisory vote on the compensation of our named executive officers, which is set forth in Proposal Four.  This proposal deals with the issue of how frequently an advisory vote on compensation should be presented to our shareholders.

In this regard, we are soliciting your advice on whether the compensation of our named executive officers be submitted to shareholders for an advisory vote every year, every two years, or every three years. You may vote for one of these three alternatives or you may abstain from making a choice.

Choice 1 — every year;

Choice 2 — every two years;

Choice 3 — every three years; or

Choice 4 — abstain from voting.

As with your vote on Proposal Four above, your vote on this Proposal Five is advisory, and therefore not binding on the Executive Resources Committee or our Board.  However, we value your opinions and to the extent there is any significant vote in favor of one frequency over the other options, we will consider our shareholders’ concerns.   The Board will evaluate any appropriate next steps.

The Board of Directors recommends that shareholders vote for a frequency of “THREE YEARS” for future non-binding, advisory shareholder votes on compensation of our named executive officers.

CORPORATE GOVERNANCE AND BOARD MATTERS

CORPORATE GOVERNANCE PRINCIPLES

The Company is committed to having sound corporate governance principles that are designed to ensure that the Board exercises reasonable business judgment in discharging its obligations to the Company and its shareholders. Corporate governance practices also help to ensure that full and transparent disclosures are made to the Company’s shareholders and the SEC.

The Company’s published Corporate Governance Guidelines, which are publicly available on the Company’s Internet site under Investors at www.rlicorp.com, outline the directors’ responsibilities, which include attendance at shareholder, Board and committee meetings. All members of the Board, except Mr. Baily, attended the 2010 Annual Meeting of Shareholders and were available to respond to appropriate questions from the shareholders.

The Company has developed an orientation process for new directors and also encourages new directors to attend a director seminar in their first year as a director. Each incumbent director is expected to attend an accredited director education seminar at least once a year, and each Audit Committee member is expected to attend an audit committee forum/conference at least once a year.

DIRECTOR INDEPENDENCE

The Board is required to affirmatively determine the independence of each director and to disclose such determination in the proxy statement for each Annual Meeting of Shareholders of the Company. The Board has established guidelines, which are set forth below, to assist it in making this determination, which incorporate all of the NYSE independence standards. Only independent directors serve on the Company’s Audit Committee, Executive Resources Committee and Nominating/Corporate Governance Committee.

It is the policy of the Board of Directors of the Company that a majority of its members be independent. To be considered independent under the NYSE Listing Standards, the Board must affirmatively determine that a director or director nominee (collectively referred to as “director”) has no material relationship with the Company (directly or as a partner, shareholder or officer of an organization that has a relationship with the Company), and also meets other specific independence tests. The Board examines the independence of each of its members once per year, and again if a member’s outside affiliations change substantially during the year. With the exception of the President & CEO, the Board has affirmatively determined that each director is independent within the meaning of the NYSE Listing Standards and the Company’s Director Independence Standards.

The Board has established the following categorical standards, incorporating the NYSE’s independence standards to assist it in determining director independence:

(a)   A Director will not be independent if:

(i)	the Director is, or has been within the last three years, an employee of RLI, or an immediate family member of the Director is, or has been within the last three years, an executive officer of RLI;
(ii)

the Director has received, or has an immediate family member who has received, during any 12-month period within the last three years, more than $120,000 in direct compensation from RLI, other than Director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

(iii)

(A) the Director is a current partner or employee of a firm that is RLI’s internal or external auditor; (B) the Director has an immediate family member who is a current partner of such firm; (C) the Director has an immediate family member who is a current employee of such firm and personally works on RLI’s audit; or (D) the Director or an immediate family member was within the last three years a partner or employee of such a firm and personally worked on RLI’s audit within that time;

(iv)

the Director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of RLI’s present executive officers at the same time serves or served on that company’s compensation committee; or

(v)

the Director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, RLI for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2 percent of such other company’s consolidated gross revenues.

(b)   The following commercial and charitable relationships will not be considered to be material relationships that would impair a Director’s independence:

(i)

if a Director, or an immediate family member of the Director, is an executive officer, director, employee or holder of an equity interest of a company that has made payments to, or received payments from, RLI for property or services in an amount which, in the last fiscal year, does not exceed the greater of $1 million, or 2 percent of such other company’s consolidated gross revenues;

(ii)

if a Director, or an immediate family member of the Director, is an executive officer, director, employee or holder of an equity interest of a company that is indebted to RLI, or to which RLI is indebted, and the total amount of either company’s indebtedness to the other does not exceed the greater of $1 million, or 2 percent of such other company’s total consolidated assets;

(iii)

if a Director, or an immediate family member of the Director, is an executive officer, director or employee of a company in which RLI owns an equity interest, and the amount of RLI’s equity interest in such other company does not exceed the greater of $1 million, or 2 percent of such other company’s total shareholders’ equity;

(iv)

if a Director, or an immediate family member of the Director, is a holder of an equity interest of a company of which a class of equity security is registered under the Securities Exchange Act of 1934, as amended, and in which RLI owns an equity interest;

(v)	if a Director, or an immediate family member of the Director, is an executive officer, director, employee or holder of an equity interest of a company that owns an equity interest in RLI; and
(vi)

if a Director, or an immediate family member of the Director, serves as an officer, director or trustee of a tax exempt organization, and the contributions from RLI to such tax exempt organization in the last fiscal year do not exceed the greater of $1 million, or 2 percent of such tax exempt organization’s consolidated gross revenues. (RLI’s automatic matching of employee charitable contributions will not be included in the amount of RLI’s contributions for this purpose.)

(c)   For relationships not covered by the standards in subsection (b) above, the determination of whether the relationship is material or not, and therefore whether the Director would be independent or not, shall be made by the Directors who satisfy the independence standards set forth in subsections (a) and (b) above. RLI is required to explain in its proxy statement the basis for any Board determination that a relationship was immaterial, despite the fact that it did not meet the categorical standards of immateriality set forth in subsection (b) above.

BOARD INDEPENDENCE STATUS

Director	Independent	Management
Kaj Ahlmann	X
Barbara R. Allen	X
John T. Baily	X
Jordan W. Graham	X
Gerald I. Lenrow	X
Charles M. Linke	X
F. Lynn McPheeters	X
Jonathan E. Michael		X
Gerald D. Stephens	X
Robert O. Viets	X

The following relationships were reviewed in connection with determining director independence but were determined to not affect such persons’ independence:

Mr. Baily is a director of Endurance Specialty Holdings Ltd., affiliates of which include reinsurance companies. From time to time the Company enters into reinsurance arrangements with the Endurance companies.

Messrs. Baily and Lenrow each formerly were partners with predecessor firms of PricewaterhouseCoopers LLP (“PwC”). Mr. Baily retired from PwC in 1999, and Mr. Lenrow retired from PwC in 1990, continuing as a consultant until 1996. From time to time, the Company engages PwC for special projects and services in actuarial, tax and other areas.

DIRECTOR NOMINATION POLICY

The Nominating/Corporate Governance Committee of the Company considers director candidates based upon a number of qualifications. A nominee should have:

•      A reputation for the highest professional and personal ethics and values, fairness, honesty and good judgment;

•      A significant breadth of experience, knowledge and abilities to assist the Board in fulfilling its responsibilities;

•      Been in a generally recognized position of leadership in his or her field of endeavor; and

•      Commitment to enhancing shareholder value.

Nominees with insurance and accounting backgrounds are particularly desirable. A nominee should not have a conflict of interest that would impair the nominee’s ability to represent the interests of the Company’s shareholders and fulfill the responsibilities of a director.

The Nominating/Corporate Governance Committee conducts an annual assessment of the composition of the Board and its committees.   The Committee reviews the appropriate skills and characteristics required of Board members with a view toward establishing a diversity of backgrounds in areas of core competencies, including experience in the following: business development, insurance industry, senior management, operational, technical, compensation and finance. The Nominating/Corporate Governance Committee relies upon recommendations from a wide variety of its business contacts, including current executive officers, directors, community leaders and shareholders, as sources for potential director candidates, but may also utilize third party search firms if so desired.

The Nominating/Corporate Governance Committee will consider qualified director candidates as properly nominated by shareholders as further set forth under SHAREHOLDER PROPOSALS on page 43.

CODE OF CONDUCT

The Company has adopted a Code of Conduct, which is designed to help directors and employees maintain ethical behavior and resolve ethical issues in an increasingly complex global business environment. The Code of Conduct applies to all directors, officers and employees, including the Chief Executive Officer, the Chief Financial Officer, the Controller and any other employee with any responsibility for the preparation and filing of documents with the SEC. The Code of Conduct covers topics including, but not limited to, conflicts of interest, corporate opportunities, confidentiality of information and compliance with laws and regulations. A copy of the Code of Conduct is available at the Company’s website under Investors at www.rlicorp.com.   Any amendments to the Code of Conduct will be posted on the website, and any waiver that applies to a director or executive officer will be disclosed in accordance with the Rules of the NYSE.   Please note, however, that the information contained on the website is not incorporated by reference in, or considered to be a part of, this document.

SHAREHOLDER AND INTERESTED PARTIES COMMUNICATIONS

Any shareholder or other interested party who desires to communicate with the Board’s Presiding Director of the Board’s independent directors or any of the other members of the Company’s Board of Directors may do so electronically by sending an email to the following address: Presiding.Director@rlicorp.com.  Alternatively, a shareholder or other interested party may communicate with the Presiding Director or any of the other members of the Board by writing to: Presiding Director, RLI Corp. 9025 N. Lindbergh Drive, Peoria, Illinois 61615. Communications may be addressed to the Presiding Director, an individual director, a Board Committee, the independent directors or the full Board. Communications received by the Presiding Director will then be distributed to the appropriate directors. Solicitations for the sale of merchandise, publications or services of any kind will not be forwarded to the directors.

COMPANY POLICY ON RELATED PARTY TRANSACTIONS

The Company recognizes that related party transactions present a heightened risk of conflicts of interest and/or improper valuation (or the perception thereof) and therefore has adopted a written policy which shall be followed in connection with all related party transactions involving the Company. The policy generally requires approval by the Nominating/Corporate Governance Committee for all transactions between the Company and its directors, officers, shareholders owning in excess of 5 percent of the Common Stock of the Company, and their family members and affiliates, above $10,000.  No proposed transactions falling within the purview of the policy were presented or approved in 2010.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In 2010, there were no transactions or series of similar transactions to which the Company was or is to be a party in which the amount involved exceeded or will exceed $120,000 and in which any director, executive officer or holder of more than 5 percent of the Common Stock of the Company (or any of their immediate family members) had or will have a direct or indirect material interest nor is any such transaction currently proposed.

COMMITTEES OF THE BOARD OF DIRECTORS

The Board has five standing committees: Audit, Executive Resources, Finance and Investment, Nominating/Corporate Governance and Strategy. The Audit, Executive Resources and Nominating/Corporate Governance Committees are composed solely of independent directors in compliance with the Company’s requirements and the NYSE Listing Standards.  Each Committee Chair’s term is limited to no more than five years.  However, in its discretion the Board may extend the term of any Committee Chair for one or more additional one (1) year term(s).  Charters for each committee are available on the Company’s website under “Investors” at www.rlicorp.com.

AUDIT COMMITTEE

The Company’s Audit Committee, composed exclusively of independent directors, met ten times in 2010 to consider various audit and financial reporting matters, including the Company’s outside audit firm relationship and to discuss the planning of the Company’s annual outside audit and its results. The committee also monitored the Company’s management of its exposures to risk of financial loss, assessed the auditors’ performance, reviewed the adequacy of the Company’s internal controls, reviewed the extent and scope of audit coverage, reviewed quarterly financial results, monitored selected financial reports and selected the Company’s independent registered public accounting firm. The committee also meets in executive session, with no members of management present, after its regular meetings.

Fees for services rendered by KPMG, the Company’s Independent Registered Public Accounting Firm, for the past two fiscal years for each of the following categories of services, are set forth below:

	Fiscal Year	Fiscal Year
	2010	2009
Audit Fees	$775,500	$775,500
Audit-Related Fees	$3,500	$0
Tax Fees
Tax Compliance	$0	$0
Other Tax Services	$0	$0
All Other Fees	$19,485	$0
Total Fees	$798,485	$775,500

Audit fees relate to professional services rendered for the audit of the consolidated financial statements of the Company, audits of the financial statements of certain subsidiaries and certain statutory audits, review of quarterly consolidated financial statements and assistance with review of documents filed with the SEC, including attestation as required under Section 404 of the Sarbanes-Oxley Act of 2002.

Audit-Related fees consist of a review of an SEC employee benefit plan registration statement.

All Other Fees relate to professional services and expenses in assisting management with certain aspects of due diligence regarding an acquisition of a private company.

The Audit Committee is responsible for approving every engagement of KPMG to perform audit or non-audit services on behalf of the Company or any of its subsidiaries before KPMG is engaged to provide those services. The Audit Committee evaluated the effects that the provision of non-audit services may have on the Company’s independent registered public accounting firm services.

The Board of Directors annually determines the “financial literacy” of the members of the Audit Committee pursuant to the NYSE required standards. The Board has determined that based on those standards, each member of the Audit Committee is independent and financially literate, and that each member possesses accounting or related financial management expertise. The Board of Directors has further determined that each of Messrs. Baily, Lenrow, McPheeters and Viets qualifies as an “audit committee financial expert” as defined by the SEC.

Messrs. Baily (Chair), Lenrow, McPheeters and Viets are the members of the committee.

EXECUTIVE RESOURCES COMMITTEE

The Company’s Executive Resources Committee, composed exclusively of independent directors, met five times in 2010 to evaluate and recommend compensation of the President & Chief Executive Officer and certain key executive officers of the Company. The committee also reviews and evaluates the President’s goals and objectives, management development and succession planning, and the Company’s deferred compensation, stock option, retirement and medical programs. Until May 2010, the members of the committee were Messrs. Blum (Chair), Graham and Viets and Ms. Allen. After May 2010, the members of the ERC were Ms. Allen (Chair) and Messrs. Graham, Lenrow and McPheeters.

FINANCE AND INVESTMENT COMMITTEE

The Company’s Finance and Investment Committee, composed of independent and management directors, oversees the Company’s investment and corporate finance transactions, policies and guidelines, which includes reviewing investment performance, investment risk management exposure and the Company’s capital structure. This committee met four times in 2010 to discuss ongoing financial, investment and capital matters.

Until May 2010, the members of the committee were Messrs. Michael (Chair), Ahlmann, Graham, Linke and Stephens.   After May 2010, the members of the committee were Messrs. Michael (Chair), Ahlmann, Linke and Stephens.

NOMINATING/CORPORATE GOVERNANCE COMMITTEE

The Company’s Nominating/Corporate Governance Committee, composed exclusively of independent directors, met four times in 2010 to guide the Company’s corporate governance program and to monitor and discuss current and emerging corporate governance principles and procedures. The committee also counsels the Board with respect to Board and Committee organization, compensation, membership, function and Board and Committee performance assessments, individually and collectively. The committee identifies and reviews qualified individuals as potential new director candidates.

Until May 2010, the members of the committee were Messrs. Linke (Chair), Baily, Lenrow and McPheeters. After May 2010, the members of the ERC were Messrs. Linke (Chair), Baily and Viets.

STRATEGY COMMITTEE

The Company’s Strategy Committee, composed of both independent and management directors, met four times in 2010 to oversee the Company’s strategic plan and its implementation.

Until May 2010, the members of the Strategy Committee were Ms. Allen and Messrs. Ahlmann, Blum, Graham (Chair), McPheeters and Michael. After May 2010, the members of the Strategy Committee were Ms. Allen and Messrs. Ahlmann, Graham (Chair), McPheeters and Michael.

COMMITTEE MEMBERSHIP

		Executive	Nominating/	Finance and
Director	Audit	Resources	Corporate Governance	Investment	Strategy
Kaj Ahlmann				X	X
Barbara R. Allen		X*			X
John T. Baily	X*		X
Jordan W. Graham		X			X*
Gerald I. Lenrow	X	X
Charles M. Linke			X*	X
F. Lynn McPheeters	X	X			X
Jonathan E. Michael				X*	X
Gerald D. Stephens				X
Robert O. Viets	X		X

* Chair of Committee

BOARD MEETINGS AND COMPENSATION

MEETINGS

During 2010, seven meetings of the Board of Directors were held. No director attended fewer than 75 percent of the aggregate number of meetings of the Board and Board committees on which he or she served. In connection with each Board meeting, the independent directors meet in executive session with no members of management present.  Effective May 6, 2010, Mr. Lenrow was elected Presiding Director of the Board’s executive sessions until the 2011 Annual Meeting of Shareholders.  Effective May 5, 2011, the Chairman of the Nominating/Corporate Governance Committee will be the Lead Director of the Board and preside at the Board’s executive session.

DIRECTOR COMPENSATION

During 2010, the Independent Directors were compensated as follows:

Annual Board Retainer:	$95,000
Annual Committee Retainer:
Audit	$15,000
All Other Committees	$10,000
Additional Annual Committee
Chair Retainer:
Audit	$20,000
Executive Resources	$20,000
All Other Committees	$10,000
Chairman of the Board Fee	$85,000

Directors are also reimbursed for actual travel and related expenses incurred and are provided a travel accident policy funded by the Company.

Mr. Stephens is authorized by the Board to use the Company aircraft for personal use, when it is not being used for business purposes, pursuant to a lease arrangement at an hourly lease rate established from time to time by the Board.  In August 2009 the rate was $1,500 and in August 2010 it was changed to $1,250 — which rates were reflective of the variable hourly operating cost of the Company aircraft.

Under the aircraft lease arrangement, income is imputed if the Standard Industry Fair Level (SIFL) rate for a flight made under such a lease exceeds the lease rate or if a guest or guests accompany Mr. Stephens on a leased flight.  In 2010, Mr. Stephens reimbursed the Company for his personal use of the Company aircraft at the agreed lease rate, and therefore, had no imputed income from leased flights or resulting from guests accompanying him on a leased flight.

Upon Mr. Stephens’ retirement from Chairman of the Board on May 5, 2011, he shall be deemed Chairman Emeritus of the Board, with the following benefits/services during his three-year term as Chairman Emeritus:

•                  Personal use of the Company aircraft for up to 25 hours per year based on a Company Aircraft Time Share Agreement, for which the Company will be reimbursed by Mr. Stephens at the current Time Share rate then in effect (which rate is modified annually);

•                  Temporary office space at the Company’s Home Office in Peoria, Illinois during his in-person visits to the Company; and

•                  Use of up to 40 percent of one (1) Company administrative support personnel’s time for assistance with professional and personal administrative matters at an aggregate cost of approximately $30,000.  Any use amount over 40 percent will be reimbursed to the Company.

The following table provides the compensation of the Company’s Board of Directors earned for the fiscal year ended December 31, 2010.

Name	Fees Earned or Paid in Cash ($)(1)		Stock Awards ($)		Option Awards ($)		Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)		Total ($)
(a)	(b)		(c)		(d)		(e)	(f)	(g)		(h)
Kaj Ahlmann	115,000			(2)							115,000
Barbara R. Allen	128,022			(2)							128,022
John T. Baily	140,000			(2)		(3)					140,000
Richard H. Blum(4)	47,076			(2)		(3)					47,076
Jordan W. Graham	125,000			(2)							125,000
Gerald I. Lenrow	120,000			(2)		(3)					120,000
Charles M. Linke	125,000			(2)		(3)					125,000
F. Lynn McPheeters	130,000			(2)		(3)					130,000
Jonathan E. Michael		(5)
Gerald D. Stephens	190,000	(6)		(2)					29,014	(7)	219,014
Robert O. Viets	120,000			(2)		(3)					120,000

(1)          Outside directors elect the form of their Annual Board Retainer, which may be received either in cash or in Company stock, or a combination of both, in accordance with the Directors Deferred Compensation Plan (“Deferred Plan”) or the Outside Directors’ Fee Award Agreement. Each outside director also elects the form of their Annual Committee Retainer and Annual Committee Chair Retainer, if applicable, which may be received in either cash or in stock in accordance with the Director Deferred Compensation Plan. Amounts shown include the value of fees taken in the form of Company stock.

(2)          See column (b) and related footnote (1).

(3)          Effective May 7, 2004, no further options were granted to outside directors under the Stock Option Plan for Outside Directors (“Director Plan”). The aggregate number of outstanding stock options under the Director Plan as of December 31, 2010, were as follows: Mr. Lenrow 5,400 options; Mr. Linke 5,407 options; Mr. McPheeters 8,482 options; and Mr. Viets 3,600 options.

(4)          Mr. Blum did not stand for election to the Board at the Annual Shareholders Meeting in May 2010.

(5)          Mr. Michael, as a management director, does not receive director fees. His compensation as President and CEO is disclosed under the Executive Compensation Summary Compensation Table.

(6)          Effective January 1, 2006, Mr. Stephens retired as an employee of the Company and received the same compensation as all outside directors of the Company. In addition, Mr. Stephens was paid an $85,000 fee as Chairman of the Board for 2010.

(7)          Mr. Stephens was provided an office when present at the Company’s home office, and part-time secretarial support at the aggregate cost of $29,014.

BOARD LEADERSHIP STRUCTURE

Since 2001, Mr. Stephens, the founder and former President of the Company, has served in the role of Chairman of the Board, and Mr. Michael has served in the role of CEO.  Mr. Michael has been a director since 1997.  The Board appoints its Chairman and has determined that Mr. Stephens’ role as the non-employee Chairman of the Board has been appropriate given his longstanding leadership of the Company as its founder and former President, while Mr. Michael’s role as CEO is appropriate for day-to-day executive management of the Company.  In addition, as described above, the Board appoints another independent director to serve as Presiding Director when it meets in executive session.

Immediately following the 2011 Annual Shareholders Meeting, Mr. Stephens will retire as Chairman of the Board, and Mr. Michael will be appointed Chairman of the Board in addition to his current position of President and Chief Executive Officer.

The Company does not have a formal policy regarding separation of the offices of chairman of the board and chief executive officer.  The Board believes that the decision whether to combine or separate such positions will vary from company to company and depends upon a company’s particular circumstances at a given point in time.

The Board believes that a joint board chairman and chief executive officer position is advisable and in the best interests of the Company and its shareholders at this time.  This structure will promote unified leadership, continuity and direction for the Company.  This combined position also will provide a clear focus for management to execute the Company’s strategy and business plan, while fostering clear accountability and decision-making in such roles.  The Board likewise believes the combined board chairman and chief executive officer role should have a counterbalancing governance structure utilizing an empowered “Lead Director,” which will provide an appropriate balance between strategic execution and independent oversight of management.

Our Corporate Governance Guidelines provide that when the Chairman of the Board is not independent, as in the case where the CEO and Chairman positions are combined, our Board will utilize a “Lead Director.”  Consequently, this Lead Director position will be effectuated upon election of Mr. Michael as Board Chairman as set forth above.

The Lead Director (an independent director) is the Chairperson of the Board’s Nominating/Corporate Governance Committee and is elected / confirmed by the Board’s independent directors.  The Lead Director (a) presides over executive sessions of the independent directors, (b) serves as liaison between the Chairman and the independent directors, (c) assists in setting Board meeting agendas and schedules, (d) assists in determining information sent to direc tors for meetings, (e) may call meetings of the independent directors, (f) may consult with major shareholders if requested by the Chairman or the Board, and (g) consults with the Chairman/CEO regarding results of annual performance reviews of the Board Committees, Board members and CEO, all as set forth in the charter for the Lead Director position.

Several factors promote a strong and independent Board at our Company.  Currently, all directors except for Mr. Michael are independent as defined in the applicable NYSE listing standards (as adopted by the Company).  The Audit, Executive Resources, and Nominating/Corporate Governance committees of our Board are comprised entirely of independent directors.  Also, our independent directors meet quarterly in executive session without management present.  Consequently, when combined with our Lead Director position, we believe our Board will continue to be strong and independent, and provide appropriate counterbalance to a combined Chairman/CEO position.

STOCK OPTION PLAN FOR OUTSIDE DIRECTORS (DIRECTOR PLAN)

Prior to May 7, 2004, the Director Plan provided for the grant of an option to purchase 3,000 shares of the Company’s Common Stock to each newly elected or appointed outside director. In addition, effective the first business day in February of each year, each outside director was annually granted an option to purchase 1,800 shares of the Company’s Common Stock under the Director Plan. If the Company earned more than its cost of capital as provided under its MVP Plan in each respective year, each outside director was granted an option to purchase 1,800 additional shares of the Company’s Common Stock under the Director Plan, effective the first business day in February of the succeeding year. The exercise price of each option granted is an amount equal to the fair market value of such option share on the grant date, and all options granted provided for one-third annual vesting over a period of three years. In the event of an outside director’s death, disability or termination of status as an outside director, all options granted become fully vested. Effective May 7, 2004, no future options were granted to outside directors under the Director Plan.

OUTSIDE DIRECTORS’ FEE AWARD AGREEMENT (DIRECTOR AGREEMENT)

Under the Omnibus Stock Plan, the Director Agreement provided for each outside director to receive an annual stock award equal to an amount determined by the Nominating/Corporate Governance Committee.  Because the Board terminated such annual stock awards, the Director Agreement was longer necessary, and in November 2010 the Director Agreement was terminated.

NONEMPLOYEE DIRECTOR DEFERRED COMPENSATION PLAN (DEFERRED PLAN)

Prior to the beginning of each year, an outside director may elect to defer the compensation otherwise payable or awarded to the director during the succeeding year pursuant to the Deferred Plan. Under the Deferred Plan, the Company transfers to a bank trustee, under an irrevocable trust established by the Company, such number of shares of the Company as are equal to the compensation deferred by the director during the relevant year. The deferred compensation is used to purchase an equivalent amount of Company Common Stock.   Dividends on these shares are reinvested quarterly under the Company’s Dividend Reinvestment Plan. In general, Deferred Plan benefits are distributable, in the form of Company Common Stock, beginning when the director’s status terminates.

DIRECTOR SHARE OWNERSHIP

Outside directors are encouraged to, within three years of the later of (1) January 1, 2006, or (2) their initial appointment as a Company director, own shares of the Common Stock of the Company having a value of not less than 500 percent of such Director’s Annual Board Retainer, which Retainer was $85,000 in 2007, 2008 and 2009 and $95,000 in 2010. Shares held directly and in Company benefit plans are counted to satisfy the guideline, but options, whether vested or not, are not counted.

The Nominating/Corporate Governance Committee monitors directors’ share ownership and may make allowances to accommodate timing of purchases caused by “quiet period” limitations, periodic adjustments to the Annual Board Retainer, and other factors affecting a director’s share ownership level. The committee has concluded that as of December 2010 all directors have met or are making progress toward expected ownership levels.

AUDIT COMMITTEE REPORT

The following report by the Audit Committee is required by the rules of the SEC to be included in this Proxy Statement and shall not be considered incorporated by reference in other filings by the Company with the SEC.

The Audit Committee (the “Committee”) of the Company’s Board of Directors is composed of four independent directors and operates under a written charter adopted by the Board of Directors.

The primary role of the Committee is to assist the Board of Directors in its oversight of (a) the Company’s corporate accounting and reporting practices, (b) the quality and integrity of the Company’s financial statements, (c) the Company’s compliance with legal and regulatory requirements, (d) the qualifications, independence and performance of the independent registered public accounting firm, and (e) the performance of the Company’s internal audit function. In addition to those primary roles, the Committee also performs other roles and functions as outlined in its charter, including risk management oversight, preliminary review of earnings releases and other activities. The Committee also acts as the audit committee for each of the Company’s insurance company subsidiaries. A more detailed description of the Committee’s roles, functions and activities is set forth in the description of Board committees elsewhere in this Proxy Statement and in the Committee’s charter.

The Board of Directors has determined that each of the members of the Audit Committee qualifies as “independent” within the meaning of the NYSE Listing Standards and the rules of the SEC. The Board of Directors has further determined that each of Messrs. Baily, Lenrow, McPheeters and Viets is an “audit committee financial expert” within the meaning of the SEC rules.

The Committee reviews the internal audit function of the Company, including the independence and authority of its reporting obligations, the proposed audit plans for the coming year, and the coordination of such plans with the independent registered public accounting firm.

The Committee selects the Company’s independent registered public accounting firm and provides assistance to the members of the Board of Directors in fulfilling their oversight functions of the financial reporting practices, including satisfying obligations imposed by Section 404 of the Sarbanes Oxley Act of 2002, and financial statements of the Company. It is not the duty of the Committee, however, to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with U.S. generally accepted accounting principles. The Company’s independent registered public accounting firm is responsible for planning and conducting audits; and the Company’s management is responsible for determining that the Company’s financial statements are complete and accurate and in accordance with U.S. generally accepted accounting principles.

The Committee received reports and reviewed and discussed the audited financial statements with management and the independent registered public accounting firm. The Committee also discussed with the independent registered public accounting firm the Section 404 obligations and matters required to be discussed by Statement on Auditing Standards No. 114. The Committee received from the Company’s independent registered public accounting firm the written disclosures and letter required by the applicable Public Company Accounting Oversight Board requirements for independent accountant communications with the Audit Committee concerning auditor independence. The Committee discussed with the independent registered public accounting firm that firm’s independence and any relationships that may impact that firm’s objectivity and independence, including audit and non-audit fees.

Based on the Committee’s discussion with and review of reports from management, the Company’s internal auditors and the Company’s independent registered public accounting firm and the Committee’s reliance on the representation of management that the Company’s consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles, the Committee recommended to the Board of Directors that the audited financial statements of the Company be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, as filed with the SEC.

MEMBERS OF THE AUDIT COMMITTEE

John T. Baily (Chair)

Gerald I. Lenrow

F. Lynn McPheeters

Robert O. Viets

EXECUTIVE RESOURCES COMMITTEE REPORT

The Executive Resources Committee has reviewed and discussed with management of the Company the Compensation Discussion and Analysis section of this Proxy Statement. Based on the Executive Resources Committee’s review and discussions, it recommended to the Board, and the Board approved, that the Compensation Discussion and Analysis be included in the Company’s 2011 Proxy Statement.

MEMBERS OF THE EXECUTIVE RESOURCES COMMITTEE

Barbara R. Allen (Chair)

Jordan W. Graham

Gerald I. Lenrow

F. Lynn McPheeters

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Executive Resources Committee is a current or former employee or officer of the Company or otherwise had any relationships to be disclosed within the scope of SEC regulations.

COMPENSATION DISCUSSION & ANALYSIS

INTRODUCTION

The Executive Resources Committee (“ERC”) is responsible for reviewing, determining and administering specific compensation levels for senior executive officers, as well as overseeing other executive compensation programs and management succession and development processes.

EXECUTIVE SUMMARY

The Company is a specialty insurance company that offers a diverse portfolio of property and casualty coverages and surety bonds. We are always focused on achieving an underwriting profit and growing book value to create security for our policyholders and long-term value for our shareholders. As a result, we have structured our compensation programs to provide incentives for achieving those objectives.

Our compensation decisions during the 2010 fiscal year were primarily driven by continued economic and insurance marketplace uncertainty. We feel that our conservative approach to both our business and compensation practices during the past year contributed to our overall financial success. In 2010, the Company had solid financial performance, delivering the 15th consecutive year of underwriting profit; achieving an excellent combined ratio; and returned capital to our shareholders through a $7.00 per share special dividend and our 35th consecutive year of paying regular dividends.

Below are some of the key actions and attributes with respect to the Company’s executive compensation programs for fiscal year 2010:

•                  Salary freezes: Due to the uncertain economic environment and efforts to manage and minimize expenses, the Company did not increase base salary for any Named Executive Officers (“NEO”) in May 2010 when base salaries are reviewed.

•                  Performance-based compensation: Total executive compensation is directly linked to Company performance. As in prior years, all executives participate in an annual incentive plan through which they are able to earn compensation based on achievement of Company financial objectives that are aligned with shareholder value creation. The only increases in NEO compensation for 2010 were due to this variable compensation and was a direct result of Company performance.

•                  Conservative long-term incentive awards: In 2010, we continued our conservative approach for long-term incentives, awarding stock option grants sufficient to align the interests of the management team with shareholders, but not at a level which, in our view, would provide a windfall to recipients.

•                  Significant executive stock ownership: Our compensation programs encourage employees to build and maintain an ownership interest in the Company. We have established specific stock ownership guidelines for NEO and our senior executive officers currently maintain significant share ownership in the company.

•                  Peer company comparisons: In accordance with our standard practice, each year we conduct a review of executive compensation within an insurance peer group to ensure that the Company’s executive compensation remains fair, competitive, and consistent with Company performance.

HOW THE ERC OPERATES

ERC MEMBERS

Until May 2010, the members of the ERC were Messrs. Blum (Chair), Graham, Viets and Ms. Allen. After May 2010, the members of the ERC were Ms. Allen (Chair) and Messrs. Graham, Lenrow and McPheeters.  ERC members are nominated by the Nominating/Corporate Governance Committee, elected by the Board, and may be removed from the ERC by the Board at any time, with or without cause. The members of the ERC are independent directors under the independence standards developed by the Board, which incorporate all of the NYSE independence standards, and which are set out above under the section entitled “Corporate Governance and Board Matters.” The Board annually determines the independence of each member of the ERC under those independence standards.

ERC RESPONSIBILITIES

The ERC operates under a Charter, which can be found on the Company’s website at www.rlicorp.com. The ERC Charter is reviewed annually by the ERC and any proposed changes to the Charter are submitted to the Nominating/Corporate Governance Committee for recommendation to the full Board for approval. The ERC is responsible to the Board for (1) reviewing and providing advice regarding the Company’s executive compensation policy and the execution thereof; (2) reviewing and providing advice regarding the Company’s management development and succession planning; (3) monitoring compensation actions by management below the executive level; (4) producing an annual report on executive compensation for approval by the Board for inclusion in the Company’s proxy statement in accordance with applicable rules and regulations; and (5) reviewing the Company’s employee benefit plans. Compensation of the Board of Directors is recommended by the Nominating/Corporate Governance Committee, with the advice and counsel of the ERC to ensure alignment of interests between Board and executive compensation.

ERC MEETINGS

The ERC held five meetings in 2010. The agenda for each ERC meeting is established by the Chair of the ERC in consultation with other ERC members, and with Mr. Michael and Jeffrey Fick, the Company’s Vice President, Human Resources. ERC materials are prepared by Messrs. Michael and Fick and are reviewed and approved by the ERC Chair in advance of distribution to ERC members. The ERC meetings are attended by Messrs. Stephens, Michael and Fick. Messrs. Michael and Fick are excused during the executive session portion of the ERC meetings.

INPUT FROM MANAGEMENT

Mr. Michael plays an important role in the ERC’s consideration of executive compensation levels and the design of executive compensation plans and programs for other senior executive officers. For these individuals, Mr. Michael recommends the following components of executive compensation to the ERC for review and recommendation to the Board:

•      annual base salary levels;

•      annual bonus targets and financial goals; and

•      the form and amount of long-term incentives.

Mr. Michael makes such compensation recommendations based on external market data; achievement of respective performance criteria by each executive; and his judgment related to internal pay equity among Company executives, potential for advancement, and contribution to team initiatives. Mr. Michael also relies upon the input of Messrs. Stone, Dondanville, Kliethermes and Fick when making such recommendations.

COMPENSATION CONSULTANT

The ERC Charter specifically provides that if a compensation consultant is to assist in the evaluation of CEO or senior executive compensation, the ERC has sole authority to retain and terminate the consulting firm, including sole authority to approve the firm’s fees and retention terms. Management also has authority to retain a compensation consultant, but may not retain the compensation consulting firm retained by the ERC without approval in advance by the ERC.  Because no changes to existing compensation program design or application was considered for 2010, neither the ERC nor management retained a compensation consultant in 2010.

OVERVIEW OF RLI EXECUTIVE COMPENSATION

OBJECTIVES

The objective of the Company’s executive compensation program is to provide a competitive total executive compensation program linked to Company performance that will attract, retain and motivate talented executives critical to the Company’s long-term success.

GUIDING PRINCIPLES

The ERC is guided by a number of principles in its oversight of the design and administration of the Company’s executive compensation programs:

(1)          The focus is on the linkage between long-term shareholder value creation and executive pay;

(2)          Annual incentives for executives directly involved in underwriting are based on underwriting profit measured over a period of years consistent with the income and risk to the Company;

(3)          Compensation should reflect both the Company’s and individual’s performance;

(4)          A meaningful element of equity-based compensation and significant executive equity holdings are important to ensure alignment of management and shareholder interests;

(5)          The Company’s overall executive pay levels must be competitive in the marketplace for executive talent to enable the Company to attract and retain the best talent; and

(6)          Appropriate safeguards must be in place to ensure annual incentives are aligned with long-term risk and value creation to protect against unnecessary and excessive risk to the Company.

ELEMENTS OF COMPANY EXECUTIVE COMPENSATION

The Company’s total executive compensation program is comprised of the following components, each of which is described in greater detail below:

(1)          Total annual cash compensation consisting of:

(a)          Base salary;

(b)         Annual bonuses under the Market Value Potential Executive Incentive Program (“MVP Program”) for the CEO; COO; CFO; and Senior Vice President, Risk Services;

(c)          Annual bonuses under the Management Incentive Program (“MIP”) for other home office executives;

(d)         Annual bonuses under the Underwriter Profit Program for product group executives;

(2)          Long-term incentive compensation granted under the Long-Term Incentive Plan; and

(3)          Limited Perquisites. All Company executives are provided with travel accident insurance and are reimbursed out of pocket costs for an annual health examination not covered by the Company’s health plan. The CEO, COO and CFO are permitted to use the Company’s aircraft pursuant to a lease agreement and hourly lease rate approved by the Board of Directors, with maximum annual use limited to total lease charges of 6.5 percent of annual base salary.

ANNUAL COMPENSATION

BASE SALARY

Executive base salaries are targeted to be at the median base salary for comparable positions in the insurance industry, taking into account performance, experience, potential and the level of base salary necessary to attract and retain top executive talent.

In 2010, the ERC set base salary ranges for the CEO, CFO and COO based on publicly available executive compensation data for 2009 from the following peer companies: Alleghany Corporation; Amtrust Financial Services; Arch Capital Group Ltd; Argonaut Group, Inc; Axis Capital Holdings Limited; Cincinnati Financial Corporation; CNA Financial Corporation; CNA Surety Corporation; Endurance Specialty Holdings Ltd.; Flagstone Reinsurance Holdings; HCC Insurance Holdings, Inc.; Horace Mann Educators Corporation; Markel Insurance Company; Mercury General Corporation; Navigators Group; NYMagic, Inc.; Old Republic International;  ProAssurance; Selective Insurance Group, Inc.; Validus Holdings; and W.R. Berkley Corporation. The ERC selected these peer companies because each competes within the property and casualty insurance industry and sells a variety of insurance products that serve both commercial entities and individuals that can generally be defined as specialty in nature, or targeted toward niche markets. The peer companies have established records of financial performance, and most have been publicly traded for at least five years, facilitating the comparison of the Company’s financial performance to theirs.  The ERC also reviews the market capitalization of the Company compared to the peer companies to ensure that the Company is at or near the median market capitalization among those companies.

Each year, the ERC compares the relative ranking among the Company and peer companies based on the most recently available public data for base salaries and total compensation for the CEO, COO and CFO positions to the relative performance ranking for the following performance metrics for the prior year: price-to-book ratio; price-to-earnings ratio; return on equity; combined ratio; five-year combined ratio; and total return to shareholders for three, five and ten-year time frames to determine the overall competitiveness of the Company’s executive compensation.  Such a comparison in 2010 demonstrated that total compensation for each of these individuals was above the median among the peer companies, consistent with the ranking for the Company in the performance metrics listed above which were above the median for every metric except ROE, which was approximately at the median (12.2 percent for the Company vs. 12.3 percent peer company median).  The Company was the top performer for all peer companies for price-to-book ratio, and performed in the top third of the peer companies for combined ratio and three, five and ten-year returns to shareholders.

Base salaries and total compensation for other executive positions are established by reference to the publicly available survey data, including median base salary levels, for comparable executives in the insurance industry.

At the May 2010 Board meeting, when the annual review of base salaries was conducted by the ERC, Mr. Michael recommended, and the ERC approved, no annual base salary increase for the named executive officers.  The decision not to increase executive base salaries was made to manage cost and set the tone at the top in light of the challenging economic environment.

MARKET VALUE POTENTIAL EXECUTIVE INCENTIVE PROGRAM (MVP PROGRAM)

The Company has paid annual cash bonuses to certain executive officers under the MVP Program since 1996.   As discussed in further detail below, the MVP Program provides a mechanism with which the ERC can correlate cash compensation to long-term shareholder value creation. The MVP Program uses an economic profit measure called “Market Value Potential”, or “MVP”, which measures the after-tax returns earned by the Company above its cost of capital, as a gauge of shareholder value creation. MVP is defined as (1) the Actual Return (the increase in GAAP book value(1)), less (2) the Required Return (beginning capital(2) multiplied by the blended cost of capital(3)). If the Company does not earn the Required Return in a given year, no bonus award is made pursuant to the MVP Program for that year.

(1)          The increase in GAAP book value is calculated as ending capital (defined as ending GAAP book value, less unrealized gains or losses net of tax on available-for-sale fixed maturity investments, plus outstanding long-term debt instruments at the end of the period; plus adjustments for capital transactions during the year), less beginning capital.

(2)          Beginning capital is defined as beginning GAAP book value, less unrealized gains or losses net of tax on available-for-sale fixed maturity investments, plus outstanding long-term instruments at the beginning of the period.

(3)          The Company’s blended cost of capital is defined as the weighted average of the cost of equity capital and the cost of debt capital.  The cost of equity capital is the average ten year U.S. Treasury Note rate, plus a market risk premium multiplied by the Company’s beta. The Company’s cost of debt capital is the coupon or interest rate actually incurred on the outstanding long-term debt.

Key elements of the MVP Program include the following:

•                  Annual bonus awards are expressed as a percentage of MVP created in that year.

•                  Annual bonus awards, if positive, are credited to a bonus bank with only 33 percent of the bank paid out annually, with the remaining amount in the bonus bank at risk depending on future results.

•                  Bonus banks can either be positive or negative.

•                  Bonus awards can be negative if MVP for the year is negative and are charged to the bonus bank, reducing prior year award balances in the bonus bank.

•                  Annual bonus awards that are greater than 300 percent of a participant’s base salary require approval of the independent Directors.

Participation in the MVP Program, percentage bonus awards and the formula to calculate MVP are recommended by the ERC and approved annually by the independent Directors of the Board for Mr. Michael and by the entire Board for other participants. In 2010, participation in the MVP Program was limited to Messrs. Michael, Stone, Dondanville and Kliethermes. The Board has concluded based on the position responsibilities and ongoing assessment of individual performance against operational and financial goals that the senior executive management team (the CEO, COO, CFO and Senior Vice President, Risk Services) is most responsible for the operating and investment decisions and actions that directly impact the creation of long-term shareholder value, and, therefore, should be rewarded with incentive compensation that is directly and exclusively tied to the creation of MVP.

Each participant in the MVP Program receives an annual MVP bonus award expressed as a percentage of MVP created by the Company in a calendar year. With the exception of a change to the percentage award in 2009 to reflect how the Company’s marginal tax rate was factored into the calculation of MVP, which had the effect of slightly decreasing the aggregate percentage awards to MVP Program participants, the percentage awards for Messrs. Michael, Stone and Dondanville have remained the same since 2001.  Mr. Kliethermes first participated in the MVP Program in 2009. Each year the ERC confirms that the percentage awards remain appropriate by reviewing historical bonus award payouts, projected future payouts and resulting total compensation for MVP Program participants, which in turn is compared to the performance of the Company necessary to achieve such payouts. The ERC then compares the performance of the Company and total compensation of the MVP Program participants with comparable performance metrics and compensation at companies in the peer group as described on page 28. The MVP percentage award, expressed as a percentage of MVP, for each participant for 2010 was as follows: 3.0 percent for Mr. Michael, 1.9 percent for Mr. Stone, 1.25 percent for Mr. Dondanville and 0.625 percent for Mr. Kliethermes.  The ERC set the percentage bonus awards for 2010 based on the factors described above and based on the range of expected MVP to be created by the Company in 2010 and the projected bonus awards and bonus payouts that would result.

Annual awards are added to a MVP bonus bank for each participant. If MVP is negative for a year, a negative award is deducted from each participant’s bonus bank. If the entire bank balance is negative, the negative bank balance carries over to the next year. Interest at the three-year U.S. Government Treasury Bill rate is accrued on any positive unpaid bonus bank balance on December 31 of each year.

Annually, 33 percent of a participant’s MVP Program bonus bank (if positive) is paid as a cash bonus payment. The remainder of the bank balance is at risk and will be reduced to the extent MVP is negative in subsequent years. The MVP Program also includes a Board Approval Limit which provides that if a positive MVP award to be added to, or a negative MVP award to be deducted from, a participant’s bonus bank exceeds 300 percent of year-end base salary, the independent Directors must approve, and may reduce, that portion of the MVP award in excess of the Board Approval Limit. MVP awards approved by the ERC for 2010 for Messrs. Michael, Stone and Dondanville did exceed the Board Approval Limit of 300 percent of their respective base salaries. Accordingly, the amount of the MVP Awards to those individuals above 300 percent of each of their respective base salaries was approved by the independent Directors. Individual annual MVP Award payments, including the amount credited to a bonus bank, are capped at $7.5 million under the terms of the RLI Corp. Annual Incentive Compensation Plan approved by Shareholders in 2006.

The Company’s MVP in 2010 was $101.7 million, compared to MVP of $97.7 million in 2009.

The following table shows the manner in which 2010 MVP payouts and remaining at-risk bank balances were calculated for each participant.

2010 MVP Program Bonus Awards and Payouts

Participant	2010 MVP (A)	MVP Bonus Percent (B)	2010 MVP Award Paid into Bonus Bank (C = A x B)	December 31, 2010 Bonus Bank Balance(1) (D)	Bonus Bank Balance after 2010 Award (E = C+D)	Payout to Participant of 33% of Bank (F = E x .33)	Remaining Bank Balance at Risk(2) (G = E - F)
Michael, J.E.	$101,682,000	3.0	$3,050,460	$3,611,460	$6,661,920	$2,198,434	$4,463,486
Stone, M. J.	$101,682,000	1.9	$1,931,958	$2,166,378	$4,098,336	$1,352,451	$2,745,885
Dondanville, J.E.	$101,682,000	1.25	$1,271,025	$1,445,690	$2,716,715	$896,516	$1,820,199
Kliethermes, C. W.	$101,682,000	0 .625	$635,513	$520,949	$1,156,462	$381,632	$774,829

(1)          Interest at the three-year U.S. Government Treasury Bill rate (1.679 percent) was accrued on the unpaid bonus bank balance on December 31, 2010.  The following interest was accrued to the December 31, 2010 bonus bank balance as follows:  Mr. Michael, $59,635; Mr. Stone, $35,773; Mr. Dondanville, $23,872 and Mr. Kliethermes, $8,602.

(2)          The conditions under which a positive bank balance will be distributed in the event of a participant’s termination of employment are discussed in the section entitled: “Elements of Post-Termination Compensation and Benefits” beginning on page 27.

MANAGEMENT INCENTIVE PROGRAM (MIP)

Participants in the MIP include home office vice presidents, assistant vice presidents, and other senior managers. Target awards are granted annually and expressed as a percentage of year-end base pay. Actual awards are based on Company performance against three financial goals:  operating return on equity, or “ROE”, combined ratio, and MVP goals; and individual performance against personal objectives. ROE and combined ratio are used as financial goals to provide an incentive to increase annual profitability. MVP is used as a financial goal as a proxy for shareholder value creation. Actual awards for a year are paid in February of the following year.  The ERC approves award levels for MIP participants at the vice president level. The CEO approves award levels for other MIP participants.

For 2010, Mr. Michael recommended, and the ERC approved, a MIP maximum bonus opportunity for Mr. Kennedy of 75 percent of his respective year-end base salary, 67.5 percent of which was based on the achievement of financial goals of MVP, ROE and combined ratio and 7.5 percent of which related to team objectives related to expense management and the development of a balanced scorecard.  Achievement levels for financial goals are measured according to the following schedules.

	ROE %	Bonus %
Greater than	6.0	0.000
	8.0	3.750
	10.0	7.500
	12.0	11.250
	13.0	13.125
	14.0	15.000
	15.0	16.875
	16.0	18.750
	17.0	20.625
Max	18.0	22.500

	MVP	Bonus %
Greater than	$—	0.000
	15,000,000	3.750
	25,000,000	6.250
	35,000,000	8.750
	45,000,000	11.250
	55,000,000	13.750
	65,000,000	16.250
	75,000,000	18.750
	85,000,000	21.250
Max	90,000,000	22.500

	Combined Ratio	Bonus %
Greater than	100.0	0.000
	99.0	1.125
	97.0	3.375
	95.0	5.625
	92.6	8.325
	90.0	11.250
	87.6	13.950
	85.0	16.875
	82.6	19.575
	80.0	22.500

In 2010, the Company achieved ROE of 13.9 percent, MVP of $101.7 million, and a combined ratio of 80.7 percent.  Mr. Kennedy received a 2010 MIP award of $195,447, reflective of 14.82 percent of year-end base salary for the ROE goal, 22.5 percent for the MVP goal, 21.71 percent for the combined ratio goal and 7 percent for personal objectives.

LONG-TERM COMPENSATION

DEFERRED COMPENSATION PLAN (DEFERRED PLAN)

Under the Company’s Deferred Plan, an executive officer may elect to defer up to 100 percent of total cash compensation after payroll deductions. Upon an election by an executive officer to defer compensation, the Company transfers cash equal to the amount deferred to a bank trustee under an irrevocable trust established by the Company, and the trustee purchases a number of shares of Common Stock of the Company representing an amount equal to the compensation deferred by the executive officer. Pursuant to the Deferred Plan, dividends paid on the shares in such trust are used by the trustee to purchase additional shares of Common Stock of the Company which are placed in the trust. The trust is considered to be a “Rabbi Trust” or grantor trust for tax purposes. The assets of the trust are subject to claims by the Company’s creditors. The Deferred Plan generally provides that the shares credited to the participant’s account will be transferred to the participant upon termination of employment over five years. Messrs. Kliethermes and Kennedy deferred income under the Deferred Plan in 2010. Each of the named executive officers has deferred income under the Deferred Plan in prior years and receives dividends on shares held in the Deferred Plan, which are used to purchase additional shares.

OMNIBUS STOCK PLAN (OMNIBUS PLAN)

Under the Company’s Omnibus Plan, which was adopted in 2005, certain employees, officers, consultants and directors of the Company were eligible to receive long-term incentive compensation in a variety of forms including non-qualified stock options, incentive stock options, stock appreciation rights, performance units, restricted stock awards and other equity awards. The Long-Term Incentive Plan was adopted in 2010 and replaced the Omnibus Plan, which is described immediately below.

LONG-TERM INCENTIVE PLAN

The purpose of the Long-Term Incentive Plan is to promote the interests of the Company and its shareholders by providing key personnel of the Company with an opportunity to acquire an equity interest in the Company and rewarding them for achieving or exceeding the Company’s performance goals. The grant of equity awards, the value of which is related to the value of the Company’s Common Stock, aligns the interests of the Company’s executive officers with that of the shareholders. The ERC believes this arrangement develops a strong incentive for Company executives to put forth maximum effort for the continued creation of shareholder value and long-term growth of the Company.

Under the Company’s Long-Term Incentive Plan, certain employees, officers and directors of the Company are eligible to receive equity awards in a variety of forms including non-qualified stock options, incentive stock options, stock appreciation rights, performance units, restricted stock awards and other equity awards

The ERC believes equity awards serve as incentives to executives to maximize long-term growth and profitability of the Company, an arrangement that benefits both the executives and shareholders. Equity awards also provide a means to attract and retain key employees. The ERC establishes and recommends to the independent directors of the Board the annual equity award for Mr. Michael, which is established based on a review of long-term incentive compensation of CEO positions among the peer companies described above, an assessment of his performance and initiatives underway, and a comparison of his equity awards compared to awards to other officers. A target range of the value of annual equity awards, expressed as a percentage of base salary, has been established for all other Company executives.

In 2010, the Company awarded long-term incentives in the form of non-qualified stock option grants to Company executives. The ERC believes that non-qualified stock options provide an effective form of compensation to align the interests of executive management and shareholders.  In reaching that conclusion, the ERC considered the following:  stock options provide more leverage than equity awards such as restricted stock; are directly aligned with shareholder interests since they provide rewards only with share price appreciation; and, are understood and supported by recipients.   The Company targets long-term incentives at approximately the median of competitive market data. Mr. Michael recommends to the ERC proposed stock option awards within the target range for each executive officer based on the executive officer’s position, and a subjective assessment of the executive officer’s individual performance and anticipated future contributions to the Company. The ERC considers Mr. Michael’s recommendations and then recommends stock option awards to the Board for approval. Options granted prior to May 2009 expire ten years after grant, options awarded from May 2009 and after expire eight years after grant.  The change in 2009 to an eight-year term for stock options was implemented to reduce the expense of option grants. Stock options vest over five years at the rate of 20 percent per year, or upon termination of employment due to the death, disability, or qualified retirement of the recipient.  Upon termination of employment (other than due to death, disability or retirement), vested options must be exercised within the earlier of 90 days of termination or expiration of the option award, except that all unexercised options granted in May 2006 and thereafter are forfeited in the event the employment of an option recipient is terminated for cause.

EMPLOYEE STOCK OWNERSHIP PLAN (ESOP)

The Company’s ESOP offers another performance-based means of retaining and motivating employees, including executive officers, who work 1,000 or more hours per year, by offering ownership in the Company on a long-term basis. The Board may approve an annual contribution to the ESOP based on the profitability of the Company that is used by the ESOP to purchase Common Stock on behalf of participating employees, including executive officers. All ESOP participants, including executive officers, may receive an annual contribution expressed as a percentage of eligible compensation (limited for an individual employee to an annual cap of $245,000 in earnings in 2010). For plan years 2006 and prior, ESOP contributions vest 100 percent after five years of qualifying service; for plan years 2007 and later, ESOP contributions vest 100 percent after three years of qualifying service. For 2010, the Company’s Board approved a discretionary profit sharing contribution to the ESOP of 8.25 percent of participants’ eligible compensation.  In addition, plan forfeitures of 0.27 percent of eligible compensation were added to all participants’ accounts.

401(K) PLAN

Effective January 1, 2004, the Company adopted a 401(k) Plan in which all employees, including executive officers, scheduled to work 1,000 or more hours per year, are entitled to participate. All participants receive a “safe harbor” annual contribution by the Company to their 401(k) accounts of three percent of eligible compensation (limited for an individual employee to an annual cap of $245,000 in earnings in 2010), which is immediately vested. The Board may also approve discretionary profit sharing contributions to the 401(k) Plan, which are allocated in proportion to the eligible compensation paid to each participant, subject to statutory maximums. For plan years 2006 and prior, the profit sharing contributions vest 100 percent after five years of qualifying service; for plan years 2007 and after, profit sharing contributions vest after three years of qualifying service. Participants are entitled to make their own elective deferrals to the 401(k) Plan through payroll deduction. For 2010, in addition to the safe harbor three percent annual contribution, the Company’s Board approved a discretionary profit sharing contribution to the 401(k) of 1.75 percent of participants’ eligible compensation and plan forfeitures equal to 0.05 percent of eligible compensation were added to all participants’ accounts.

KEY EMPLOYEE EXCESS BENEFIT PLAN (KEY PLAN)

The purpose of the Key Plan is to restore benefits lost to certain executive officers under the ESOP and 401(k) Plan due to limitations on benefits contained in the Internal Revenue Code. The Company transfers to a bank trustee under an irrevocable trust established by the Company such number of shares of Common Stock of the Company representing an amount equal to the benefits the participant would have earned in the 401(k) and ESOP but for the limitation in the Internal Revenue Code on the maximum compensation on which those benefits may be calculated. The trust is considered to be a “Rabbi Trust” or grantor trust for tax purposes. The assets of the trust are subject to claims by the Company’s creditors. The Key Plan generally provides that dividends are credited to the participant’s account and reinvested in shares of Common Stock of the Company. The shares credited to the participant’s account pursuant to the Key Plan will be paid upon termination of employment in five annual installments. Mr. Michael ceased active participation in the Key Plan in 2005. Dividends on his shares held in the Key Plan continue to be credited to his account in the Key Plan. No other employee participates or has participated in the Key Plan.

ELEMENTS OF POST-TERMINATION COMPENSATION AND BENEFITS

The Company has not entered into any employment contracts or other severance agreements with any of its executive officers that would compensate the executive officers for or after departing the Company. The Company does not have change in control agreements with its executives and does not provide any additional benefits for executives in the event of a change in control.

Messrs. Michael, Stone, Dondanville and Kliethermes are participants in the MVP Program, which is described in more detail at page 28.  Upon termination of employment of an MVP Program participant for any reason other than retirement (defined as the date at which a participant has attained both combined age and service with the Company of 75 and at least 10 years of service), death, or disability, all unpaid positive MVP bonus bank balances of the participant are forfeited unless the ERC deems otherwise. Upon the termination of employment of a participant qualifying as retirement, a positive MVP bonus bank calculated on the last day of the quarter during which the participant’s employment ended will be paid to a participant in a lump sum within 90 days of termination of employment if the participant is age 65 or older, and as a quarterly annuity to age 65 using the interest rate for the five-year Treasury Note in effect at the date of retirement if the Participant’s age is less than 65. A bonus bank balance will also be calculated at the end of the quarter prior to a participant’s termination of employment and the Company may, in its discretion, pay the lower of the calculated bonus banks. All such payments upon a termination of employment qualifying as retirement are subject to ongoing restrictions on: the participant’s employment in the insurance industry; solicitation of Company employees; solicitation of business away from the Company; and disclosure of confidential information of the Company.

At year-end 2010, Messrs. Michael, Dondanville and Stone qualified for retirement under the MVP Program; while Mr. Kliethermes did not qualify for retirement. Had Messrs. Michael’s, Dondanville’s and Stone’s employment ended on December 31, 2010, they would have met the definition of retirement under the MVP Program and would have been entitled to the payment of their respective MVP bonus bank on that date, including the MVP Program award for 2010, in the amount of $6,661,920 for Mr. Michael, $2,716,715 for Mr. Dondanville and $4,098,336 for Mr. Stone in the form of a quarterly annuity at an interest rate of 2.01 percent until age 65.

Under the terms of the Long-Term Incentive Plan, stock option grants vest upon the death or disability of an optionee, and may vest upon the retirement of an optionee provided that the underlying stock option agreement so provides. The awards of stock options to the Named Executive Officers, and all other stock option recipients at the Company, provide for the immediate vesting of outstanding unvested stock options in the event of a recipient’s termination of employment qualifying as a retirement. Retirement is defined under the Long-Term Incentive Plan as the termination of employment of a participant with combined age and years of service of 75 or greater. Stock options must be exercised within the earlier of one year of the death of an optionee, or three years of the termination of employment due to the disability or retirement of an optionee, and the original expiration date of the stock option award. In the event of the termination of employment of an optionee for reasons other than death, disability, or retirement, vested options must be exercised within the earlier of 90 days of the termination of employment or the original expiration of the option award.

In 2010, Messrs. Michael’s, Dondanville’s and Stone’s respective age and years of service exceeded 75. Accordingly, upon Mr. Michael’s, Mr. Dondanville’s or Mr. Stone’s termination of employment with the Company, all of their respective unvested stock option grants will immediately vest, expiring on the earlier of the original expiration date or three years. Therefore, had Messrs. Michael, Dondanville or Stone left the employment of the Company on December 31, 2010, their respective unvested stock options would have immediately vested on that date. The in-the-money value of such options that would have vested on December 31, 2010, using the closing stock price on that date of $52.57, would have been $5,087,187 for Mr. Michael, $1,971,299 for Mr. Dondanville and $2,093,650 for Mr. Stone.

Under the Company’s self-funded health plan for employees, coverage may be maintained at retirement, defined as termination of employment at age 55 or older and at least 20 years of service, until age 65, by paying the full amount of the employee and Company premium. At the end of 2010, Mr. Michael qualified for such continuation of coverage, while none of the other named executive officers qualified.

STOCK OWNERSHIP/RETENTION GUIDELINE

It is the Company’s belief that key executives should hold significant amounts of Company stock. The value of all shares owned, including those held outright and in benefit plans, but excluding the value of stock options held, must equal or exceed a multiple of their annual base salary, as shown below:

Position	$ Value of Shares
CEO	6.0 x Base Salary
COO	4.0 x Base Salary
CFO	3.0 x Base Salary
Sr. VP, Risk Services	2.0 x Base Salary
Other Officers	1.5 x Base Salary

Executives to whom this Guideline applies are encouraged to reach their respective stock ownership level within five years of the later of: the enactment of this Guideline in February 2006, or the date on which an individual assumes an executive position covered by this Guideline.

The ERC reviews the progress of executives, to whom the Guideline applies, toward their stock ownership goal each year.   Messrs. Michael, Stone and Dondanville have met and greatly exceeded their respective stock ownership goal.   The ERC has concluded that all other Company executives who are subject to this goal have met or are making appropriate progress toward their respective goal.

EXECUTIVE MANAGEMENT

EXECUTIVE OFFICERS

The following information is provided as to each current executive officer of the Company:

Name	Age	Position with Company	Executive Officer Since
Jonathan E. Michael	57	President & Chief Executive Officer and Director	1985
Michael J. Stone	62	President & Chief Operating Officer of the Company’s principal insurance subsidiaries	1997
Joseph E. Dondanville	54	Senior Vice President, Chief Financial Officer	1992
Craig W. Kliethermes (1)	46	Senior Vice President, Risk Services of the Company’s principal insurance subsidiaries	2007
Daniel O. Kennedy	46	Vice President, General Counsel & Corporate Secretary	2006
John E. Robison	43	Treasurer, Chief Investment Officer	2006
Todd W. Bryant (2)	42	Vice President, Controller	2009

(1)          Mr. Kliethermes joined the Company as Vice President, Actuarial Services in April 2006. In February 2009, Mr. Kliethermes was promoted to Senior Vice President, Risk Services. Previously he was Senior Vice President, Quantitative Analyst for Lockton Companies from January 2006 through April 2006. Mr. Kliethermes was Assistant Vice President, Employers Reinsurance Corporation and Vice President, Westport, both a part of GE Insurance Solutions, from May 1998 through January 2006.

(2)          Mr. Bryant was promoted to Vice President, Controller of the Company in February 2009. Prior to his promotion, Mr. Bryant had been Assistant Vice President, Financial Reporting since August 2006, and previously held various managerial and accounting positions since he joined the Company in 1993.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The aggregate compensation earned from the Company and its subsidiaries during the last fiscal year is set forth below for the Company’s President & Chief Executive Officer, Senior Vice President, Chief Financial Officer and the other three most highly compensated executive officers, referred to herein collectively as “named executive officers.”

							Change In Pension
							Value and
						Non-Equity	Nonqualified
				Stock	Option	Incentive Plan	Deferred	All Other
Name and			Bonus	Awards	Awards	Compensation	Compensation	Compensation
Principal Position	Year	Salary ($)	($)	($)	($)(1)	($)(2)	Earnings ($)	($)(3)(4)(5)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Jonathan E. Michael	2010	728,000	—	—	450,898	2,198,434	—	40,543	3,417,875
President & Chief	2009	728,000	—	—	521,798	1,749,407	—	39,087	3,038,292
Executive Officer	2008	728,000	—	—	626,325	1,101,221	—	34,037	2,489,583

Michael J. Stone	2010	485,250	—	—	229,980	1,352,451	—	32,650	2,100,331
President & Chief	2009	485,250	—	—	346,240	1,049,403	—	36,338	1,917,231
Operating Officer of the Company’s principal insurance subsidiaries	2008	485,250	—	—	420,920	660,376	—	33,360	1,599,906

Joseph E. Dondanville	2010	362,400	—	—	213,621	896,516	—	35,599	1,508,136
Senior Vice President,	2009	362,400	—	—	250,519	700,298	—	36,782	1,349,999
Chief Financial Officer	2008	362,400	—	—	222,800	441,280	—	35,078	1,061,558

Craig W. Kliethermes	2010	320,000	—	—	174,460	381,632	—	33,033	909,125
Senior Vice President,	2009	315,000	—	—	151,480	252,350	—	38,475	757,305
Risk Services of the Company’s principal insurance subsidiaries	2008	283,625	—	—	136,180	97,875	—	39,916	557,596

Daniel O. Kennedy	2010	296,000	—	—	118,096	195,447	—	32,650	642,193
Vice President,	2009	296,000	—	—	111,446	173,900	—	42,869	624,215
General Counsel & Corporate Secretary	2008	292,333	—	—	136,180	96,940	—	36,401	561,854

(1)          The amounts shown in column (f) reflect the aggregate grant date fair value of stock option awards computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in footnote 8 to the Company’s audited financial reports for the fiscal year ended December 31, 2010, included in the Company’s Annual Report on Form 10-K filed with the SEC on February 25, 2011.

(2)          The amounts shown in column (g) for Messrs. Michael, Stone, Dondanville and Kliethermes (2009 and 2010 only) reflect the cash awards paid under the MVP Program, which is discussed in further detail on page 28, and reflect 33 percent of their respective bonus bank balances, which include amounts credited to their bonus banks for 2010. The amounts reflected in column (g) for Mr. Kennedy for 2008 — 2010 and Mr. Kliethermes for 2008 reflect the cash awards paid under the MIP, which is discussed in further detail on page 30.

(3)      The amounts shown in column (i) include:

a.       A Company contribution to the ESOP of $21,997 for 2008; $24,110 for 2009; and $20,867 for 2010 for each named executive officer;

b.      A Company contribution to the 401(k) Plan of $10,807 for 2008; $11,653 for 2009; and $11,764 for 2010 for each named executive officer.

c.       The value of travel accident insurance for each named executive officer is calculated by dividing the annual premium for such coverage by the number of covered employees.  Travel accident insurance is provided to all Company employees at the assistant vice president level and above.

d.      Reimbursement for annual installment of country club initiation fee/capital charge and associated income tax gross up for Mr. Kennedy of $2,500/$1,044 for 2008; and $5,000/$2,087 for 2009, and for Kliethermes of $5,400/$1,659 for 2008; and $1,900/$793 for 2009.  The 2009 reimbursements reflected the final reimbursements for Messrs. Kennedy and Kliethermes. The Company no longer provides a gross up to offset individual income tax liability for any Company executive.

e.       The membership fee for Mr. Dondanville’s use of two membership airline clubs for 2008, 2009 and 2010.

(4)          Messrs. Michael, Stone and Dondanville are authorized by the Board to use the Company aircraft for personal use, when it is not being used for business purposes, pursuant to a lease arrangement at an hourly lease rate established from time to time by the Board, limited to the maximum hourly lease charges equal to 6.5 percent of base salary.  In August 2008 the hourly lease rate was $1,700, and in August 2009 it was changed to $1,500, and in August 2010 it was changed to $1,250— all of which rates were reflective of the variable hourly operating cost, including fuel prices, of the Company aircraft. In 2008, Mr. Michael paid $5,280 for 4.8 hours use; Mr. Stone paid $8,010 for 6.9 hours use, and Mr. Dondanville did not use the aircraft for personal use. In 2009 Mr. Michael paid $4,570 for 2.9 hours use; Mr. Stone paid $3,910 for 2.3 hours use, and Mr. Dondanville did not use the aircraft for personal use.   In 2010 Mr. Michael paid $10,500 for 7.8 hours use; Mr. Stone paid $3,225 for 2.3 hours use, and Mr. Dondanville did not use the aircraft for personal use.

Under the lease arrangement, income was imputed if the Standard Industry Fair Level (SIFL) rate for a flight made under such a lease exceeded the lease rate or if a guest or guests accompanied the executive on a leased or business flight. For Mr. Michael, in 2008, imputed income of $1,180 resulted from guests accompanying him on leased and business flights; in 2009, imputed income of $1,102 resulted from one leased flight for which the SIFL rate exceeded the lease rate by that amount and imputed income of $2,203 resulted from guests accompanying him on leased and business flights; in 2010, imputed income of $2,062 resulted from two leased flights for which the SIFL rate exceed the lease rate by that amount and imputed income of $5,831 resulted from guests accompanying him on leased and business flights.  For Mr. Stone, in 2008 imputed income of $503 resulted from guests accompanying him on leased and business flights; in 2009, imputed income of $556 resulted from guests accompanying him on leased and business flights; in 2010, no imputed income resulted from guests accompanying him on leased and business flights.

(5)          In 1996, when the Company acquired an equity ownership interest in Maui Jim, Inc. (“Maui Jim”), Messrs. Michael and Dondanville were elected to the Board of Directors of Maui Jim. They continue to hold those positions. Messrs. Michael and Dondanville were paid an initial board of director retainer in the form of 20,000 non-qualified options to purchase shares of Maui Jim stock and were paid a director fee of $1,500 for each of the nine Maui Jim board meetings held from December 1996 through February 2002. Messrs. Michael and Dondanville elected to be paid their entire Maui Jim director fees in the form of non-qualified options to purchase shares of Maui Jim stock valued pursuant to an annual appraisal, which election was available to members of the Maui Jim Board of Directors who were not Maui Jim employees.

After February 2002, no further director fees were paid to Messrs. Michael and Dondanville for their service as directors of Maui Jim. Mr. Michael exercised all of his options to purchase 67,878 Maui Jim shares in 2003, and Mr. Dondanville exercised all of his options to purchase 67,878 Maui Jim shares in 2004. Each of them paid cash for such shares and incurred an income tax liability on the gain at the time of exercise. Messrs. Michael and Dondanville each received a dividend of $20,363 in 2008 and $40,727 in 2010 on their shares of Maui Jim stock. Maui Jim did not pay a dividend in 2009.  The amounts reflected in column (i) does not include dividends paid to Messrs. Michael and Dondanville on the Maui Jim stock in 2008 and 2010.

GRANTS OF PLAN-BASED AWARDS

The following table sets forth information about estimated possible payouts under non-equity incentive plan awards, which consist of potential payouts under the MVP Program for Messrs. Michael, Dondanville, Stone and Kliethermes, and under the MIP for Mr. Kennedy. The table also shows information regarding grants of stock options made to the named executive officers under the Long-Term Incentive Plan.

							All Other	Exercise
							Option Awards:	or Base	Grant Date
			Estimated Possible Payouts Under				Number of	Price of	Fair Value
			Non-Equity Incentive Plan Awards(1) (2)				Securities	Option	of Stock
		Grant			Maximum ($)		Underlying	Awards	and Option
Name	Grant Date	Approval	Threshold ($)	Target ($)	Probable	Cap	Options (#)(3)	($/Sh)(4)	Awards ($)
(a)	(b)	Date	(c)	(d)	(e)		(f)	(g)	(h)

Jonathan E. Michael	02/01/10	05/07/09					9,750	44.62	12.83
	05/06/10	05/06/10					8,500	49.34	13.42
	08/02/10	05/06/10					8,500	49.20	12.34
	11/01/10	05/06/10					8,500	50.26	12.57
		N/A	0	1,934,282	2,676,782	7,500,000

Michael J. Stone	05/06/10	05/06/10					6,000	49.34	13.42
	08/02/10	05/06/10					6,000	49.20	12.34
	11/01/10	05/06/10					6,000	50.26	12.57
		N/A	0	1,185,155	1,655,405	7,500,000

Joseph E. Dondanville	02/01/10	05/07/09					4,700	44.62	12.83
	05/06/10	05/06/10					4,000	49.34	13.42
	08/02/10	05/06/10					4,000	49.20	12.34
	11/01/10	05/06/10					4,000	50.26	12.57
		N/A	0	786,453	1,095,828	7,500,000

Craig W. Kliethermes	05/06/10	05/06/10					13,000	49.34	13.42
		N/A	0	326,601	481,288	7,500,000

Daniel O. Kennedy	05/06/10	05/06/10					8,800	49.34	13.42
		N/A	0	148,000	222,000	222,000

(1)   The MVP Program does not provide for specific threshold awards and the amounts shown in column (c) are therefore zero.  If in a given year the Company’s performance results in a negative MVP calculation such that it reduces a participant’s MVP Program “bank balance” to zero or below, no MVP Program bonus payment would be made for that year.  For Messrs. Michael, Dondanville, Kliethermes and Stone, the amounts shown in column (d) reflect the potential payouts for 2010 under the MVP Program, which is discussed in further detail on page 28. The MVP program does not utilize express target amounts, either individually or in the aggregate, and thus the identified amounts were determined based on reference to 2009 corporate objectives affecting MVP, which results in an aggregate MVP level of $75 million.  The amounts shown in column (e) reflect probable maximum payouts assuming $150 million in MVP was created.  The probable maximum level of $150 million of MVP created was selected based on the maximum MVP created by the Company in prior years and an assessment of possible operational and investment outcomes.  The cap of $7.5 million shown in column (e) represents the maximum bonus permitted under the RLI Corp. Annual Incentive Compensation Plan approved by shareholders in 2006, which governs the MVP Program.

(2)  For Mr. Kennedy the amounts shown in column (c) represents the minimum award under the MIP, discussed in further detail on page 30, which is equal to 0 if personal and financial goals are not met; column (d) represents the target award which is equal to 50 percent of his annual base salary rate at year-end; and column (e) represents the maximum award and cap which is equal to 75 percent of his annual base salary rate at year-end.

(3)   Twenty percent of each option grant becomes exercisable one year after the date of the grant and each year thereafter in 20 percent increments. Options granted prior to May 2009 lapse on the tenth anniversary of the grant date.  Options granted in May 2009 and later lapse on the eighth anniversary of the grant date. The February 2010 grant to Messrs. Michael and Dondanville were granted pursuant to the RLI Corp. Omnibus Stock Plan.    The remaining options granted in 2010 were granted pursuant to the RLI Corp. Long-Term Incentive Plan. The stock option grants vest upon the death or the termination of employment of a stock option recipient due to disability or retirement. Retirement is defined as termination of employment of an employee with combined age and years of service of 75 or greater. Under FASB ASC Topic 718, option awards to recipients who are current employees, but who qualify for retirement upon departure from the Company, must be expensed at the time of grant, rather than over the five-year vesting period. Because Messrs. Michael, Dondanville and Stone’s age and years of service exceeded 75 in 2006, 2008 and 2010, respectively, the ERC decided to grant option awards to Mr. Michael beginning in 2006, to Mr. Dondanville beginning in 2008 and Mr. Stone in 2010 on a quarterly basis to avoid a disproportionate expense in the quarter of grant if the option award was made in a single annual grant.

(4)   Option exercise price adjusted to reflect $7.00 special dividend paid December 29, 2010.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information with respect to the named executive officers regarding the outstanding stock option awards as of December 31, 2010.

Option Awards
	Number of	Number of	Equity Incentive Plan Awards:
	Securities Underlying	Securities Underlying	Number of Securities		Option
	Unexercised Options (#)	Unexercised Options(#)	Underlying Unexercised	Option	Expiration
Name	Exercisable	Unexercisable (1)	Unearned Options (#)	Exercise Price(2)	Date
(a)	(b)	(c)	(d)	(e)	(f)
Jonathan E. Michael	1			17.75	05/03/11
	60,000			22.55	05/01/13
	60,000			28.08	05/06/14
	45,000			37.54	05/05/15
	8,400	2,100		43.15	05/04/16
	8,400	2,100		40.44	08/04/16
	8,400	2,100		47.04	11/03/16
	6,300	4,200		49.21	02/02/17
	6,300	4,200		49.09	05/03/17
	6,300	4,200		49.67	08/03/17
	6,300	4,200		49.03	11/02/17
	4,200	6,300		48.41	02/01/18
	4,200	6,300		43.00	05/01/18
	4,200	6,300		47.36	08/01/18
	4,200	6,300		49.73	11/03/18
	2,100	8,400		49.89	02/02/19
	1,950	7,800		39.90	05/07/17
	1,950	7,800		43.49	08/03/17
	1,950	7,800		42.90	11/02/17
		9,750		44.62	02/01/18
		8,500		49.34	05/06/18
		8,500		49.20	08/02/18
		8,500		50.26	11/01/18

Option Awards
	Number of	Number of	Equity Incentive Plan Awards:
	Securities Underlying	Securities Underlying	Number of Securities		Option
	Unexercised Options (#)	Unexercised Options(#)	Underlying Unexercised	Option	Expiration
Name	Exercisable	Unexercisable (1)	Unearned Options (#)	Exercise Price(2)	Date
(a)	(b)	(c)	(d)	(e)	(f)
Michael J. Stone	20,000			28.08	05/06/14
	30,000			37.54	05/05/15
	22,000	5,500		43.15	05/04/16
	18,900	12,600		49.09	05/03/17
	13,600	20,400		43.00	05/01/18
	6,400	25,600		39.90	05/07/17
		6,000		49.34	05/06/18
		6,000		49.20	08/02/18
		6,000		50.26	11/01/18

Joseph E. Dondanville	14,000			22.55	05/01/13
	28,000			28.08	05/06/14
	21,000			37.54	05/05/15
	14,000	3,500		43.15	05/04/16
	10,800	7,200		49.09	05/03/17
	2,000	3,000		43.00	05/01/18
	2,000	3,000		47.36	08/01/18
	2,000	3,000		49.73	11/03/18
	1,000	4,000		49.89	02/02/19
	940	3,760		39.90	05/07/17
	940	3,760		43.49	08/03/17
	940	3,760		42.90	11/02/17
		4,700		44.62	02/01/18
		4,000		49.34	05/06/18
		4,000		49.20	08/02/18
		4,000		50.26	11/01/18

Craig W. Kliethermes	4,000	1,000		43.15	05/04/16
	5,400	3,600		49.09	05/03/17
	4,400	6,600		43.00	05/01/18
	2,800	11,200		39.90	05/07/17
		13,000		49.34	05/16/18

Daniel O. Kennedy	1,726	433		46.31	02/21/16
	2,470	618		45.30	02/21/16
	6,400	1,600		43.15	05/04/16
	5,400	3,600		49.09	05/03/17
	4,400	6,600		43.00	05/01/18
	2,060	8,240		39.90	05/07/17
		8,800		49.34	05/06/18

(1)  These grants are included in column (f) of the Summary Compensation Table on page 35 and do not constitute additional compensation from what is reported there. Options vest 20 percent per year over five years; options granted prior to May 2009 expire on the 10th anniversary of the grant date; options granted from and after May 2009 expire on the 8th anniversary of the grant date.

(2)   Option exercise price adjusted to reflect $7.00 special dividend paid December 29, 2010.

OPTION EXERCISES AND STOCK VESTED

The following table sets forth information with respect to the named executive officers regarding the exercise of options during the last fiscal year (2010). Value realized on exercise is the excess of the fair market value of the underlying stock on the exercise date over the exercise price under the option.

	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares	Value Realized
Name	Acquired on Exercise (#)	on Exercise ($)	Acquired on Vesting (#)	on Vesting ($)
(a)	(b)	(c)	(d)	(e)
Jonathan E. Michael	60,000	1,559,100
Michael J. Stone	20,000	411,400
Joseph E. Dondanville	46,000	1,303,920
Craig W. Kliethermes	—	—
Daniel O. Kennedy	—	—

NON-QUALIFIED DEFERRED COMPENSATION

The following table sets forth information on the non-qualified deferred compensation for the named executive officers in 2010.

	Executive Contributions	Aggregate Earnings	Aggregate Balance
	in Last FY	in Last FY	at Last FYE
Name	($)	($)(1)(2)	($)
(a)	(b)	(c)	(d)
Jonathan E. Michael	—	$396,139	$3,116,678
Michael J. Stone	—	$139,657	$1,098,757
Joseph E. Dondanville	—	$68,710	$540,579
Craig W. Kliethermes	$45,835	$25,090	$211,062
Daniel O. Kennedy	$3,478	$2,645	$20,241

(1)  The amounts shown in column (c) for Mr. Michael reflect the dividends paid on, and change in the value of, Company shares held in his accounts under the Deferred Plan, which is described in further detail at page 31, and the Key Plan, which is described in further detail at page 32. Dividends paid on shares held in the Deferred Plan and Key Plan are used to purchase additional shares held in those plans. Mr. Michael did not participate in the Deferred Plan in 2008, 2009, or 2010, and no contributions were made on his behalf under the Key Plan in 2008, 2009, or 2010. The amounts shown in column (c) were not included in amounts shown in the Summary Compensation Table for 2008, 2009, or 2010 for Mr. Michael. Amounts deferred by Mr. Michael in previous years and contributions on his behalf under the Key Plan in previous years were included in the Summary Compensation Table in the year of such deferrals or contributions.

(2)  The amounts shown for Messrs. Stone, Dondanville, Kennedy and Kliethermes in column (c) reflect the dividends paid on, and change in the value of, the Company shares held in their respective accounts under the Deferred Plan, which is described in further detail at page 31. Dividends paid on shares held in the Deferred Plan are used to purchase additional shares held in the Deferred Plan. Mr. Kliethermes deferred income under the Deferred Plan in 2008, 2009 and 2010. Mr. Kennedy deferred income under the Deferred Plan in 2008, 2009 and 2010. Neither Messrs. Stone nor Dondanville deferred income under the Deferred Plan in 2008, 2009 and 2010. The amounts shown in column (c) were not included in amounts shown in the Summary Compensation Table for 2008, 2009 or 2010 for Messrs. Stone, Dondanville, Kliethermes and Kennedy. Amounts deferred by Messrs. Stone and Dondanville in previous years were included in the Summary Compensation Table in the year of such deferrals. The deferred amounts shown in column (b) were included in amounts shown in the Summary Compensation Table for Messrs. Kliethermes and Kennedy.

SAFEGUARDS AGAINST UNNECESSARY OR EXCESSIVE RISK.

The following is a discussion of how the Company’s compensation policies and practices for its employees will affect risk management practices and risk-taking incentives.  The Company is in the business of insurance and therefore takes on the risk of others in return for appropriate premiums. The Company is therefore particularly sensitive to matching the annual incentives it pays to its employees with the long-term risk and value created by the insurance business it writes. The following discussion is broken into four areas: (1) Senior Management Compensation; (2) Underwriting Compensation;  (3) Investment Compensation; and (4) Employee and Executive Equity Ownership.

SENIOR MANAGEMENT COMPENSATION

The Company’s CEO, COO, CFO and Senior Vice President, Risk Services participate in the MVP Program, an annual incentive program described in further detail at page 28. The MVP Program contains two features designed to ensure that incentives awarded under this program balance annual results with long-term shareholder value creation.

The first is a banking feature that deposits all of the annual MVP-based bonus awards (which may be positive or negative) into a “bonus bank,” paying out 33 percent of the bonus bank’s balance annually.  A bonus bank balance is at risk based on future performance — future positive MVP will increase the bonus bank and payouts, while negative MVP will decrease the bank and payouts. By exposing the bonus bank balance to future performance, the MVP Program provides an incentive to sustain long-term shareholder value creation.

The second feature is a Board approval mechanism, which requires the prior approval of the independent directors of the Board of any portion of any annual award (positive or negative) contributed to a MVP bonus bank that exceeds 300 percent of a participant’s base salary. This Board approval limit gives the Board the ability to reduce an award if the Board determines that MVP did not correspondingly increase shareholder value.

The ERC believes that the long-term banking feature and Board approval limit provision in the MVP Program significantly reduce the likelihood that senior management will take high-risk actions solely to improve short-term financial results to the detriment of long-term performance.

UNDERWRITING COMPENSATION

Underwriters are paid annual incentives under one of two annual incentive programs, the Underwriter Profit Program (“UPP”) or the Underwriter Incentive Plan (“UIP”).  Participants in UPP, product group executives with oversight responsibility for respective product group underwriting, earn an annual incentive equal to a percentage of underwriting profit created. All other underwriters at the Company participate in UIP.  UIP provides incentives based on specific performance factors such as individual and product group loss ratio, underwriting profit, combined ratio, gross written premium and new business generation.

To calculate underwriting profit for purposes of UPP and UIP, actual and estimated losses are subtracted from net premiums to ensure that the annual incentives based on underwriting profit reflect losses that occur over several years. For most products, actual and estimated losses are measured over a four to eight year period. Over that four to eight year period, only a partial bonus is paid each year until all losses develop and a final underwriting profit figure can be determined that the profitability to the Company for the applicable underwriting year.  For earthquake insurance, modeled expected losses are used to calculate underwriting profit for incentive purposes since losses are typically experienced over a significantly longer period of time. The ERC believes that by subjecting premiums to risk of actual and estimated losses, the Company’s underwriting incentive plans, UPP and UIP, ensure that the income and risk to the Company from underwriting results are closely aligned with the incentives paid to underwriters.  In this manner, UPP and UIP are designed to ensure that underwriters are not given an incentive to produce short-term underwriting results without regard to the long-term income and risk consequences of their underwriting.

INVESTMENT COMPENSATION

The Company’s Treasurer, Chief Investment Officer, John Robison, is the only executive who is provided an incentive tied exclusively to the Company’s investment results.  Mr. Robison, who reports to Mr. Dondanville, participates in the MIP, described above at page 30.  His maximum annual bonus opportunity tied directly to investment results of the Company’s portfolio is 100 percent of his annual base salary. Mr. Robison is also eligible for additional incentive compensation based on the Company’s ROE and MVP.

The ERC believes that the following controls protect the Company against Mr. Robison taking excessive and unnecessary risk to maximize short-term investment results:

The Company’s investment portfolio is managed pursuant to the oversight of the Finance and Investment Committee of the Board (FIC).

The FIC has established an Investment Policy Statement setting forth detailed investment objectives, benchmarks, constraints and operating policies for the portfolio.

All security transactions must be approved by three Company officers, generally Messrs. Michael, Dondanville and Robison.

All investment actions must comply with state insurance regulatory provisions related to the investments in the portfolio.

EMPLOYEE AND EXECUTIVE EQUITY OWNERSHIP

Finally, the Company has a long-standing employee ownership culture, reflected by its ESOP implemented in 1975. The ownership culture creates strong alignment between the interests of employees and shareholders to foster a long-term shareholder value creation perspective. To further support the employee ownership culture, the ERC has designed the executive compensation program to provide equity-based long-term incentives and has implemented a stock ownership guideline requiring significant levels of stock ownership for key executives, described in detail at page 33.  The ERC believes that significant stock holdings by employees and executives provide a strong incentive to grow long-term shareholder value and to avoid actions that increase short-term results in a manner that prevents excessive and unnecessary risk to long-term results.

BOARD’S ROLE IN RISK OVERSIGHT

The Board’s risk oversight is accomplished both at the full Board level and through its committee structure.  The individual Committee responsibilities with respect to risk oversight are included in their respective charters.   The Audit Committee generally oversees overall enterprise risk management, risk profile and risk assessment.  The Audit Committee has sole authority to retain and compensate outside auditors and reviews and monitors loss reserves, among other activities.  The Company’s Vice President, Internal Audit reports jointly to Mr. Michael and the Chair of the Audit Committee to ensure an open and effective line of communication with respect to Company risk oversight.  The Finance and Investment Committee oversees the Company’s investment and corporate finance transactions, policies and guidelines, which includes the oversight of investment performance, investment risk exposure and the Company’s capital structure, among other activities.   As discussed in more detail under “Safeguards Against Unnecessary or Excessive Risk,” the Executive Resources Committee monitors and oversees executive compensation and incentive programs and associated goals, and, together with the Board, ascertains that such programs do not create the likelihood that employees will take unnecessary and excessive risks to maximize short-term gains to the detriment of long-term performance.     The Nominating/Corporate Governance Committee provides oversight of the Company enterprise risk management in areas including but not limited to corporate governance, regulatory, legislative and related matters, in coordination with other Board committees as appropriate. The Strategy Committee is responsible to the Board of Directors for oversight of the Company’s corporate strategy growth and corporate growth/development and associated risks.  Each of the Board committees works within their area of responsibility and coordinates with other committees, the full Board and executive management in risk management at the Company.  The Executive Resources Committee and Audit Committee hold a joint session each February to discuss enterprise risk management issues.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2010, regarding Common Stock that may be issued under the Company’s existing equity compensation plans, including the Director Plan, the ISOP, the Deferred Plan, the Deferred Agreement, the Omnibus Plan and the LTIP. As of December 31, 2010, the Company had 20,964,540 shares of Common Stock outstanding.   Information is included for both equity compensation plans approved and not approved by the Company’s shareholders.

				Number of securities remaining
	Number of securities to be issued		Weighted-average exercise	available for future issuance under
	upon exercise of outstanding		of outstanding options,	equity compensation plans (excluding
	options, warrants and rights		warrants and rights	securities reflected in column (a))
Plan Category	(a)		(b)	(c)
Equity compensation plans approved by shareholders (1)	1,524,982	(2)	$41.32	1,797,103	(3)
Equity compensation plans not approved by shareholders (4)	—		—		(5)
Total	1,524,982		$41.32	1,797,103

(1)   Consists of the Director Plan, the ISOP, the Omnibus Plan and the LTIP.

(2)   Includes options to purchase 30,089 shares exercisable under the Director Plan, options to purchase 225,898 shares exercisable under the ISOP, options to purchase 833,331 shares exercisable under the Omnibus Plan, and zero options to purchase shares exercisable under the LTIP.  The weighted average remaining contractual life of the outstanding options is 5.79 years.

(3)   Shares available for future issuance under the LTIP.

(4)   Consists of the Deferred Plan and the Deferred Agreement.

(5)   No specific number of shares of the Company’s Common Stock are reserved for future issuance under these plans. Under the Company’s Deferred Plan and Deferred Agreement, executive officers and directors may elect to defer compensation otherwise payable to them. Under the Deferred Plan and Deferred Agreement, the Company must transfer to a bank trustee, under an irrevocable trust established by the Company, such number of shares of Common Stock as are equal to the compensation earned and deferred.

SHAREHOLDER PROPOSALS

To be included in the Company’s Proxy Statement for the 2012 Annual Meeting of Shareholders, a shareholder proposal must be received by the Company on or before November 24, 2011, and otherwise comply with all applicable federal securities laws. Proposals should be directed to the attention of the Corporate Secretary at 9025 North Lindbergh Drive, Peoria, Illinois, 61615.

The Company has implemented provisions in its By-Laws that provide notice, information and procedural requirements for shareholder nominations of candidates to the Company’s Board and for shareholder proposals at shareholder meetings. These provisions do not affect the rights of shareholders to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934.

Nominations of Board candidates by shareholders must be submitted in writing to the Company no later than 90 days prior to the anniversary of the previous year’s annual shareholder meeting or 10 days after public disclosure of any special meeting of shareholders.  The notice must provide information regarding (a) the proposed Board nominee(s), (b) the person making the nomination (proponent), (c) share ownership by the nominee(s) and the proponent, (d) arrangements between the proponent and the nominee(s), and (e) arrangements relating to the Company’s stock.  The proponent must also make certain representations, including updating the information provided in the notice and other matters.

Proposals and business desired to be brought by shareholders at Company shareholder meetings (other than director nominations) must be submitted in writing to the Company no later than 90 days prior to the anniversary of the previous year’s annual shareholder meeting or 10 days after public disclosure of any special meeting of shareholders.  The notice must provide information regarding (a) the nature of the proposed business, (b) the shareholder and its Company stock ownership, (c) certain relationships and arrangements involving the shareholder and other parties, and (d) certain arrangements involving the shareholder and the Company’s stock.  The shareholder must also make certain representations, including updating the information provided in the notice and other matters.

Therefore, in order for a shareholder to nominate a candidate for director or raise another matter at the 2012 Annual Meeting of Shareholders, the Company must receive proper notice of the nomination or the other matter before February 4, 2012.

These descriptions are summaries only, and for the complete provisions, reference should be made to the Company’s restated By-Laws, which were filed with the SEC on Form 8-K on November 17, 2008.

OTHER BUSINESS

The Board of Directors knows of no other business to be presented at the Annual Meeting; however, if any other matters do properly come before the meeting, it is intended that the persons appointed as proxies will vote in accordance with their best judgment.

It is important that proxies be voted promptly so the presence of a quorum may be assured well in advance of the Annual Meeting, thus avoiding the expense of follow-up solicitations. Accordingly, even if you expect to attend the Annual Meeting, you are requested to (1) date, execute and return the enclosed proxy in the postage-paid, self-addressed envelope provided, or (2) vote your proxy over the Internet or by telephone using the instructions on your proxy card.

By Order of the Board of Directors

Daniel O. Kennedy
Vice President, General Counsel
& Corporate Secretary

Peoria, Illinois

March 24, 2011

EXHIBIT A

RLI CORP. ANNUAL INCENTIVE COMPENSATION PLAN

EFFECTIVE JANUARY 1, 2011

I.         ESTABLISHMENT AND PURPOSE

RLI Corp. (the “Company”) established the RLI Incentive Compensation Plan (the “Plan”), effective January 1, 2006, for the benefit of its employees and employees of its Affiliates.  The Plan was intended to amend, consolidate and restate certain prior incentive compensation plans established by the Company.  The terms of the Plan, as set forth herein, shall apply to Awards granted under the Plan on and after the Effective Date.  Except as otherwise provided, Awards granted under the Company’s incentive compensation plans in effect prior to the Effective Date shall be governed by the terms of such plans.  The Company previously restated the Plan, effective January 1, 2009, to comply with the requirements of the final regulations issued under Section 409A (“Section 409A”) of the Internal Revenue Code of 1986, as amended (“Code”); and again, effective January 1, 2010, to amend the Plan’s definition of “Retirement”, to amend provisions of the Plan relating to the designation of Plan beneficiaries, to change the term “Board Approval Limit” to “Committee Approval Limit”, and to clarify the application of the maximum Award provision.    The Company again hereby restates the Plan, effective January 1, 2011 to expand the Plan’s definition of “Performance Goals” and to expand the circumstances under which a Participant may be considered to have a “Retirement” under the Plan.

The Plan is intended to align incentive compensation with achieving the financial performance factors on which the Company’s market value is driven.  The Plan is also designed to promote the accomplishment of management’s primary annual objectives as reflected in the Company’s annual operating plan and in the objectives established by management for employees, and to recognize the achievement of management’s objectives through the payment of incentive compensation.

The Plan provides for incentive payments to employees based upon the achievement of pre-established performance goals.  The performance goals may be annual or multi-year goals.  Incentive compensation payable under the Plan is intended to be deductible by the Company in accordance with Section 162(m) of the Code.  The Company may adopt a variety of bonus and incentive programs under the Plan provided such programs are based on the performance goals described herein.

II.        DEFINITIONS

For purposes of the Plan, unless the context otherwise requires, the following terms shall have the meanings set forth below.

2.1      “Affiliate” means any corporation that is part of a controlled group within the meaning of Code Section 414(b) or (c).

2.2      “Award” means an award of incentive compensation under the Plan to a Participant in accordance with the terms set forth herein.

2.3      “Board” means the Board of Directors of the Company as constituted at the relevant time.

2.4      “Bonus Bank” means a deferred payment arrangement established under Section 6.2.

2.5      “Bonus Payment Date” means February 1st.  Any payment that is due to be distributed as of the Bonus Payment Date will be deemed to be distributed as of that date if it is distributed on such date or, if later, by the 15th day of March following the date and the Participant is not permitted, directly or indirectly, to designate the calendar year of payment.  Further, a payment will be treated as made on the Bonus Payment Date if it is made no earlier than 30 days before the date, and the Participant is not permitted, directly or indirectly, to designate the calendar year of payment.

2.6      “Bonus Pool” means an amount available for distribution to Participants who have been assigned an interest in the Bonus Pool (e.g. the Market Value Potential bonus pool arrangement in effect as of the Effective Date.). The amount of the Bonus Pool will be determined by the Committee based on the Performance Goals.

2.7      “Cause” means termination for reasons described in Section 6.3.

2.8      “Code” means the Internal Revenue Code of 1986, as amended.

2.9      “Committee” means the Executive Resources Committee of the Board, as constituted at the relevant time, which shall consist solely of two or more “outside directors” within the meaning of Section 162(m) of the Code who are not eligible for participation in the Plan.

2.10    “Committee Approval Limit” means a predetermined Award level above which the independent directors of the Board approve Awards in accordance with Section 5.3(c).

2.11    “Company” means RLI Corp., an Illinois corporation.

2.12    “Disability or Disabled,” with respect to a Participant, means that: (a) the Participant (i) satisfies the requirements to receive long-term disability benefits under the Company-sponsored group long-term disability plan in which the Participant participates without regard to any waiting periods, and (ii) the Participant is unable to engage in any substantial gainful activity by reasons of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; or (b) the Participant has been determined by the Social Security Administration to be eligible to receive Social Security disability benefits.  A Participant shall not be considered to be “Disabled” unless the Participant furnishes proof of the Disability to the Company in such form and manner as the Company may require.

2.13    “Eligible Employee,” for any Performance Period, means a 162(m) Employee and such other employees of the Company and its Affiliates as may be designated to participate in the Plan for such Performance Period.  An employee who is designated as eligible to participate in the Plan for a particular Performance Period is not necessarily eligible to participate in the Plan for any other Performance Period.

2.14    “Effective Date” means January 1, 2011.

2.15    “Fiscal Year” means the calendar year.

2.16    “Normal Retirement Date,” of a Participant, means the date on which the Participant has attained a combined age and years of service with the Company of seventy-five.  For this purpose, Company service will be based only on Participant’s actual service with the Company (and not any other employer that may be acquired by the Company with respect to service prior to the acquisition) and shall be calculated based on the number of whole employment years the Participant has completed from the date of a Participant’s initial employment with the Company.  No credit shall be given for fractional years of service.

2.17    “162(m) Employee,” for any Fiscal Year, means any employee described in Code Section 162(m)(3).

2.18    “Participant,” for any Performance Period, means an Eligible Employee who has commenced participating in the Plan for such Performance Period.

2.19    “Performance Goals,” of a Participant for a Performance Period, are the goals established for the Performance Period, the achievement of which is a condition for receiving an Award under the Plan.

In the case of a Participant who is a 162(m) Employee, all Performance Goals must be pre-established by the Committee, must be objective, and must state, in terms of an objective formula or standard, the method for computing the amount of compensation payable if the goal is attained.  A Performance Goal is considered “pre-established” for purposes of this paragraph if it is established in writing by the Committee no later than 90 days after the commencement of a Performance Period, provided that the outcome is substantially uncertain at the time the Committee actually establishes the goal.  However, in no event will a Performance Goal be considered to be pre-established if it is established after 25% of a Performance Period has elapsed.  A Performance Goal is considered “objective” if a third party having knowledge of the relevant facts could determine whether the goal is met.  A formula or standard is considered “objective” if a third party having knowledge of the relevant performance results could calculate the amount to be paid to the Participant.  A Performance Goal may be adjusted in accordance with Code Section 162(m) during a Performance Period to prevent dilution or enlargement of an Award as a result of extraordinary events or circumstances as determined by the Committee or to exclude the effects of extraordinary, unusual or nonrecurring events, changes in accounting principles, discontinued operations, acquisitions, divestitures and material restructuring charges.

Performance Goals may be based on one or more of the following criteria and may be based on attainment of a particular level of, or on a positive change in, a factor:  revenue, revenue per employee, earnings before income tax (profit before taxes), earnings before interest and income tax, net earnings (profit after taxes), earnings per employee, earnings per share, operating income, total shareholder return, market share, return on equity, before-tax return on net assets, after-tax return on net assets, economic value added (economic profit), market value potential, underwriting profit, price-to-book ratio, price-to-earnings ratio, combined ratio, book value, book value per share, net operating cash flow, investment income, comprehensive earnings, gross written premium, net written premium, expense ratio, loss ratio, operating leverage, contribution from new products, customer satisfaction and employee satisfaction.  Such criteria may relate to one or any combination of two or more of Company, Affiliate, division or individual performance.

2.20    “Performance Period” means, generally, the Fiscal Year.  However, the Committee may, its discretion, designate a shorter or longer Performance Period.

2.21    “Plan Administrative Committee” means the Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, and Chief Human Resources Officer of the Company or such other officers as the Committee may designate from time to time.

2.22    “Retirement,” of a Participant, means the Participant’s Termination of Employment with the Company and all Affiliates on or after the Participant’s Normal Retirement Date.   In addition, the Committee or the Administrative Committee may specify, in its discretion, in a written Award agreement, policy or guideline that the Participant will be considered to have had a “Retirement”, and accordingly not forfeit otherwise forfeitable Plan benefits, if the Participant satisfies the terms of a non-competition covenant or under such other terms and conditions as specified by the Committee in its discretion.

2.23    “Salary,” of a Participant for a Performance Period means the annualized base compensation payable to a Participant determined by the salary rate in effect on the last day of the Performance Period.  The salary rate shall be determined without regard to reductions or deferrals of compensation under qualified and nonqualified plans or welfare benefit plans.  The salary rate shall be determined without regard to fringe benefits, bonuses or other payments in addition to the Participant’s base compensation.

2.24    “Target Performance Award” means a dollar amount (which may be expressed as a percentage of Salary) established for a Participant if the Performance Goal for the Participant is achieved.  The Target Performance Award may also state the maximum amount that may actually be paid to the Participant under Section 5.3 (which may be expressed as a percentage of Salary.)

2.25    “Termination of Employment” with respect to a Participant, means the Participant’s separation from service with all Affiliates, within the meaning of Section 409A(a)(2)(A)(i) of the Code and the regulations under such section.  Solely for this purpose, a Participant who is an eligible Employee will be considered to have a Termination of Employment when the Participant dies, retires, or otherwise has a termination of employment with all Affiliates.  The employment relationship is treated as continuing intact while the Participant is on military leave, sick leave, or other bona fide leave of absence if the period of such leave does not exceed six months, or if longer, so long as the individual retains a right to reemployment with an Affiliate under an applicable statute or by contract.  For purposes hereof, a leave of absence constitutes a bona fide leave of absence only if there is a reasonable expectation that the Participant will return to perform services for an Affiliate.  If the period of leave exceeds six months and the individual does not retain a right to reemployment under an applicable statute or by contract, the employment relationship is deemed to terminate on the first date immediately following such six-month period.  Notwithstanding the foregoing, where a leave of absence is due to any medically determinable physical or mental impairment that can be expected to last for a continuous period of not less than six months, where such impairment causes the employee to be unable to perform the duties of such employee’s position of employment or any substantially similar position of employment, the Company may substitute a 29-month period of absence for such six-month period.

Whether a termination of employment has occurred is determined based on whether the facts and circumstances indicate that the Affiliate and the Participant reasonably anticipated that no further services will be performed after a certain date or that the level of bona fide services the Participant will perform after such date will permanently decrease to no more than 49 percent of the average level of bona fide services performed over the immediately preceding 36-month period (or the full period of services if the Participant has been providing services for less than 36 months).

Notwithstanding anything in the Plan to the contrary, in determining whether a Participant has had a Termination of Employment with an Affiliate, an entity’s status as an “Affiliate” shall be determined substituting “50 percent” for “80 percent” each place it appears in Code Section 1563(a)(1),(2), and (3) and in Treasury Regulation Section 1.414(c)-2.

The Company shall have discretion to determine whether a Participant has experienced a Termination of Employment in connection with an asset sale transaction entered into by the Company or an Affiliate, provided that such determination conforms to the requirements of Section 409A and the regulations and other guidance issued under such section, in which case the Company’s determination shall be binding on the Participant.

III.      ADMINISTRATION

3.1      Duties of Committee.  The Committee will administer the Plan.  Any actions taken by the Committee shall be by a majority vote of all Committee members.  The Committee may establish such rules and regulations as it deems necessary for the Plan and its interpretation.  In addition, the Committee may make such determinations and take such actions in connection with the Plan as it deems necessary.  Each determination made by the Committee in accordance with the provisions of the Plan will be final, binding and conclusive. The Committee may rely on the financial statements certified by the Company’s independent public accountants.

3.2      Duties of Plan Administrative Committee.  Except as provided in Section 3.3, the Committee may delegate some or all of its administrative powers and responsibilities under the Plan to the Plan Administrative Committee. Unless the Committee determines otherwise, the Committee shall be treated as delegating its authority to the Plan Administrative Committee to the full extent permitted hereunder.  The Plan Administrative Committee may make such determinations and take such actions within the scope of such delegation and as otherwise provided in the Plan, as it deems necessary.  The Plan Administrative Committee may further delegate any duties delegated to it pursuant to this Section 3.2 to other officers or employees of the Company and any such delegation may allow for further delegation to other officers or employees.   Each determination made by the Plan Administrative Committee, or its delegate, will be final, binding and conclusive. The Plan Administrative Committee and its delegates may rely on the financial statements certified by the Company’s independent public accountants.  Notwithstanding any such delegation, the Committee may review and change any decision made by the Plan Administrative Committee or its delegate.

3.3      Committee’s Duties with Respect to 162(m) Employees and to Amend or Terminate Plan.  Notwithstanding anything in the Plan to the contrary:  the Committee shall have sole and exclusive authority to (i) establish the Performance Goals for all 162(m) Employees, (ii) determine and certify the achievement of the Performance Goals for all 162(m) Employees, (iii) decrease the amount of Awards payable to all 162(m) Employees pursuant to Section 5.2 and 5.3, and (iv) modify, suspend, terminate or reinstate the Plan.

IV.      ELIGIBILITY TO PARTICIPATE

Participation in the Plan is limited to Eligible Employees.  An employee who is a 162(m) Employee for a Performance Period shall be eligible to participate in the Plan for the Performance Period.  Prior to, or within an administratively reasonable period of time following, the beginning of a Performance Period, the Plan Administrative Committee, or its delegate, shall determine which other employees are Eligible Employees for the Performance Period.  The Committee has final authority to approve or disapprove the selection of any Eligible Employee.  An Eligible Employee (other than a 162(m) Employee) shall become a Participant only upon approval by the Plan Administrative Committee or its delegate and compliance with such terms and conditions as the Committee or Plan Administrative Committee may from time to time establish for the implementation of the Plan.

V.        CALCULATION OF AWARDS

A Participant’s Award for a Performance Period is determined as follows:

5.1      Establishing Performance Goals and Target Performance Awards and Board Approval Limits.  Prior to the beginning of a Performance Period or as soon thereafter as administratively reasonable, but no later than the time permitted under Code Section 162(m), the Committee (in the case of Participants who are 162(m) Employees) and the Plan Administrative Committee, or its delegate, (in the case of all other Participants), shall establish the Performance Goal or Goals and each Participant’s Target Performance Award.  Alternatively the Committee (in the case of Participants who are 162(m) Employees) and the Plan Administrative Committee, or its delegate (in the case of all other Participants), may establish a Bonus Pool for one or more Participants and assign Participants an interest in the Bonus Pool.  In addition, the Committee shall establish a Board Approval Limit for each Award made to a 162(m) Employee.

5.2      Calculation of Awards. Following the close of a Performance Period, the Committee (in the case of the 162(m) Employees) and the Plan Administrative Committee (in the case of all other Participants) shall determine the actual Award payable to a Participant by (i) multiplying the percentage achievement of the Performance Goal against the Target Performance Award to determine the Participant’s Award for the Performance Period or (ii) multiplying the Participant’s interest in any Bonus Pool by the final amount of the Bonus Pool. No Award will be paid to a Participant if the percentage achievement of a Performance Goal is below any minimum level of performance established for such Performance Goal.  In no event shall the aggregate of all Award payments (including the amount of any Award credited to a Bonus Bank) with respect to a Participant in any Fiscal Year exceed $7,500,000, provided, however, that a payout from a bonus bank in a given year representing a partial payout of the amount of an Award credited to the bonus bank in the same year, shall not be counted toward the maximum to avoid double counting of such amount.

5.3      Adjustments and Certifications of Awards.  Once the determination in section 5.2 is made, the Committee, in the case of a Participant who is a 162(m) Employee, and the Plan Administrative Committee or its delegate in all other cases, shall:

(a)       Review the amount of each Award and make any adjustments it, in its sole discretion, deems appropriate to the amount of the Award.  In general, each Participant’s Award will be the amount pre-established (when the Performance Goals were established) for achievement of the Performance Goals at the achievement levels described in Section 5.1.  However, at the discretion of the Plan Administrative Committee, this amount may be increased (except in the case of a Participant who is a 162(m) Employee) or decreased based upon such objective or subjective criteria, as it deems appropriate.  The Committee, in its discretion, may decrease (but not increase) the amount in the case of a 162(m) Employee based upon such objective or subjective criteria as it deems appropriate; and

(b)      In the case of a Participant who is a 162(m) Employee, the Committee shall certify the extent to which the Participant has satisfied each of the Performance Goals and all other material terms of an Award.

(c)       In the case of any Award subject to a Committee Approval Limit, the independent directors serving on the Board may reduce the actual Award, but not below the Committee Approval Limit.

VI.      PAYMENT OF AWARDS

6.1      Timing of Award Payment.  Except as provided in Section 6.2 or as otherwise provided in the underlying written Award, program, guideline or other similar arrangement, a Participant’s Award for a Performance Period shall be paid in a cash lump sum to him or her on the Bonus Payment Date immediately following the end of the Fiscal Year in which the Performance Period ends.  A Participant who is also eligible to Participate in the RLI Corp. Executive Deferred Compensation Plan may elect to defer some or all of any amount otherwise payable to him or her under this Section 6.1 to the extent permitted by such plan.

6.2      Bonus Bank.  Immediately prior to the beginning of a Performance Period, the Committee may specify that a portion of an Award will be credited to a Bonus Bank.  Any such Award will be in writing and shall specify a fixed schedule of payments and such other terms and conditions as the Committee or Plan Administrative Committee may choose.  The terms of the Award may provide that amounts credited to the Bonus Bank may be reduced if Performance Goals in a subsequent Performance Period are not met.  Amounts deposited to the Bonus Bank will be credited with interest equivalent to the interest rate on three-year U.S. Government Treasury Bills in effect at the beginning of the fiscal year.

6.3      Change in Employment Status During Performance Period.  Except as provided in this Section 6.3 or as otherwise provided in the underlying written Award, program, guideline or other similar arrangement, in order to receive a payment, a Participant must be employed by the Company or Affiliate on (i) the date of actual payment with respect to an Award that is not held under a Bonus Bank, and (ii) the date of actual payout from a Bonus Bank arrangement.  If the Participant dies or becomes Disabled or has a Termination of Employment due to Retirement during a Performance Period, the Participant (or the Participant’s beneficiary in the case of the Participant’s death) will be entitled to receive a pro rata portion of the Award (that is not held under a Bonus Bank), but only if the Award expressly provides for such payment.   In such case, the payment of the Award will be made at the same time as if the Participant had remained employed through the date of payment.

If the Participant dies or becomes Disabled at a time when a Participant has a balance in a Bonus Bank, the Participant (or the Participant’s beneficiary in the case of the Participant’s death) will be entitled to receive a payment equal to the balance of the Bonus Bank within 30 days of the death or Disability, adjusted for interest through the end of the preceding quarter.  If the Participant has a Retirement, payment of the Bonus Bank will be made as specified in the underlying written Bonus Bank agreement, policy or guideline.   Notwithstanding anything in this Section 6.3 or under any underlying Award agreement, policy or guideline to the contrary, a Participant shall not be entitled to any Award for a Performance Period if the Participant’s employment is terminated by the Company or Affiliate for “Cause”.  For these purposes “Cause” shall mean the Participant’s:  (a) failure to comply with any material policies and procedures of the Company or Affiliate; (b) conduct reflecting dishonesty or disloyalty to the Company or Affiliate, or which may have a negative impact on the reputation of the Company or Affiliate; (c) commission of a felony, theft or fraud, or violations of law involving moral turpitude; (d) failure to perform the material duties of his or her employment; (e) excessive absenteeism; (f) unethical behavior; or (g) violation of a material policy of the Company.  If a Participant’s employment is terminated for “Cause,” the date on which the Participant’s employment is considered to be terminated, for purposes of this Section 6.3, shall be the time at which such Participant is instructed or notified to cease performing job responsibilities for the Company or any Affiliate, whether or not for other reasons, such as payroll, benefits or compliance with legal procedures or requirements, he or she may still have other attributes of an employee.

6.4      Beneficiary.  A Participant may designate one or more beneficiaries to receive Plan benefits payable by reason of the Participant’s death.  In order for such designation to be valid for purposes of the Plan, it must be completed and filed with the Company according to the rules established by the Company.  If the Participant has not completed a beneficiary designation, or all such beneficiaries have predeceased the Participant, then any amount that becomes payable under the Plan by reason of the Participant’s death shall be paid to the personal representative of the Participant’s estate.  If there is any question as to the legal right of any person to receive a distribution under the Plan by reason of the Participant’s death, the amount in question may, at the discretion of the Committee, be paid to the personal representative of the Participant’s estate, in which event the Company shall have no further liability to anyone with respect to such amount.  This Section 6.4 shall apply to all Awards granted under the Plan.

6.5      Forfeiture.  All Awards paid to the Chief Executive Officer and Chief Financial Officer of the Company under this Plan are subject to forfeiture as provided in Section 304 of the Sarbanes-Oxley Act of 2002, and the implementing rules and regulations.

6.6      Code Section 409A Compliance and Payment Grace Period.   The Plan (and any underlying Award, policy, guideline or other similar arrangement) is intended to comply in form and operation with Code Section 409A and the regulations promulgated thereunder.   Notwithstanding any provision to the contrary, if any amount payable under the Plan (or any underlying Award, policy, guideline, or other similar arrangement) becomes payable to a Specified Employee as a result of the Specified Employee’s Termination of Employment, the payment will be deferred (if not already deferred) until the first day of the seventh month following such employee’s Termination of Employment.   Consistent with the requirements of Section 409A, a Plan distribution that is a “short-term deferral” exempt from Section 409A shall be deemed to be paid on the Bonus Payment Date if it is paid no earlier than January 1st immediately preceding, and no later than the March 15th immediately following, the Bonus Payment Date.

VII.     MISCELLANEOUS

7.1      No Guaranty of Employment.  Neither the adoption nor maintenance of the Plan, the designation of an employee as an Eligible Employee, the setting of Performance Goals, nor the provision of any Award under the Plan shall be deemed to be a contract of employment between the Company or an Affiliate and any employee.  Nothing contained in the Plan shall give any employee the right to be retained in the employ of the Company or an Affiliate or to interfere with the right of the Company or an Affiliate to discharge any employee at any time, nor shall it give the Company or an Affiliate the right to require any employee to remain in its employ or to interfere with the employee’s right to terminate employment at any time.

7.2      Release.  Any payment of an Award to or for the benefit of a Participant or beneficiary that is made in good faith by the Company in accordance with the Company’s interpretation of its obligations hereunder shall be in full satisfaction of all claims against the Company for payments under the Plan to the extent of such payment.

7.3      Notices.  Any notice provided by the Company under the Plan may be posted to a Company-designated web-site.

7.4      Nonalienation.  No benefit payable at any time under the Plan shall be subject in any manner to alienation, sale, transfer, assignment, pledge, levy, attachment, or encumbrance of any kind by any Participant or beneficiary.

7.5      Plan is Unfunded.  All Awards under the Plan shall be paid from the general assets of the Company.  No Participant shall be deemed to have, by virtue of being a Participant in the Plan, any claim on any specific assets of the Company such that the Participant would be subject to income taxation on any Award prior to distribution to him or her, and the rights of a Participant or beneficiary to any payment to which he or she is otherwise entitled under the Plan shall be those of an unsecured general creditor of the Company.

7.6      Tax Liability.  The Company may withhold from any payment of Awards or other compensation payable to or on behalf of a Participant or beneficiary such amounts as the Company determines are reasonably necessary to pay any taxes required to be withheld under applicable law.

7.7      Captions.  Article and section headings and captions are provided for purposes of reference and convenience only and shall not be relied upon in any way to construe, define, modify, limit, or extend the scope of any provision of the Plan.

7.8      Invalidity of Certain Plan Provisions.  If any provision of the Plan is held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of the Plan and the Plan shall be construed and enforced as if such provision had not been included.

7.9      Venue.  As a substantial portion of the duties and obligations of the parties created by the Plan will be performed in Peoria, Illinois, it shall be the sole and exclusive venue for any arbitration, litigation, special proceedings, or other proceedings between the parties in connection with the Plan.

7.10    Hold Harmless.  A Participant shall hold the Company harmless from and pay any cost, expense or fee (not to exceed the bank balance) incurred by the Company with respect to any claim, due or demand asserted by any person, except the Company against any amounts due the Participant under the Plan.

7.11    No Other Agreements.  The terms and conditions set forth herein constitute the entire understanding of the Company and the Participants with respect to the matters addressed herein.

7.12    Incapacity.  In the event that any Participant is unable to care for the Participant’s affairs because of illness or accident, any payment due may be paid to the Participant’s duly qualified guardian or other appointed legal representative.

7.13    Applicable Law.  The Plan and all rights under it shall be governed by and construed according to the laws of the State of Illinois.

Date:	, 2011	RLI CORP.

By
Chief Executive Officer

INVESTOR INFORMATION

ANNUAL SHAREHOLDERS MEETING

The 2011 Annual Meeting of Shareholders will be held at 2 p.m., CDT, on May 5, 2011, at the Mt. Hawley Country Club, 7724 N. Knoxville Avenue, Peoria, Illinois 61614.

INTERNET VOTING

As a convenience, RLI shareholders may vote their proxies via the Internet at http://www.proxyvote.com. Instructions are in your E-Proxy Notice or in the proxy card that you receive. Registered shareholders may sign up to access RLI’s Annual Report and Proxy Statement over the Internet in the future by following the instructions provided if you submit your proxy be telephone or over the Internet or provided in the E-Proxy Notice. Beneficial owners may contact the brokers, banks or other holders of record of their stock to find out whether electronic delivery is available.

SHAREHOLDER INQUIRIES

Shareholders of record with requests concerning individual account balances, stock certificates, dividends, stock transfers, tax information or address corrections should contact the transfer agent and registrar:

Wells Fargo Shareholder Services

P.O. Box 64854

St. Paul, MN 55164-0854

Phone: 800-468-9716 or 651-450-4064

Fax: 651-450-4033

Email: stocktransfer@wellsfargo.com

DIVIDEND REINVESTMENT PLAN

If you wish to sign up for an automatic dividend reinvestment and stock purchase plan or to have your dividends deposited directly into your checking, savings or money market accounts, send your request to the transfer agent and registrar.

REQUESTS FOR ADDITIONAL INFORMATION

Electronic versions of the following documents are available on our website: 2010 Annual Report, 2011 Proxy Statement and 2010 Annual Report on Form 10-K.    Printed copies of these documents are available without charge to any shareholder. To be placed on a mailing list to receive shareholder materials, contact our corporate headquarters.

MULTIPLE SHAREHOLDERS HAVING THE SAME ADDRESS

If you and other residents at your mailing address own shares of common stock “in street name,” your broker or bank may have sent you a notice that your household will receive only one copy of our proxy statement, 2010 Annual Report to Shareholders and/or notice regarding Internet availability of our proxy materials.  This practice, known as “householding,” is designed to reduce our printing and postage costs.  If you did not respond that you did not want to participate in householding, the broker or bank will assume that you have consented.  You may revoke your consent to householding at any time by sending your name, the name of your brokerage firm, and your account number to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.  The revocation of your consent to householding will be effective 30 days following its receipt.  In any event, if you did not receive an individual copy of this proxy statement, 2010 Annual Report to Shareholders and/or notice regarding Internet availability of our proxy materials, or if you wish to receive individual copies of our proxy statements, Annual Report to Shareholders and/or notice regarding Internet availability of our proxy materials for future meetings, we will send a copy to you.   Please contact our Treasurer and Chief Investment Officer, John E. Robison at 309-693-5846 or at john.robison@rlicorp.com.

CONTACTING RLI

For investor relations requests and management’s perspective on specific issues, contact Treasurer and Chief Investment Officer, John E. Robison at 309-693-5846 or at john.robison@rlicorp.com.

RLI ON THE WEB

www.rlicorp.com  (Information on the website is not incorporated by reference into this Proxy Statement.)

*** Exercise Your Right to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to Be Held on May 5, 2011.

Meeting Information
RLI CORP.
	Meeting Type:	Annual

	For holders as of:	March 7, 2011

Date: May 5, 2011 Time: 2:00 PM CDT

	Location:	Mt. Hawley Country Club
7724 N. Knoxville Avenue
Peoria, Illinois 61614

RLI CORP. 9025 NORTH LINDBERGH DRIVE PEORIA, IL 61615	You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote RLI Corp. shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

—— Before You Vote ——

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

NOTICE AND PROXY STATEMENT                   ANNUAL REPORT

How to View Online:

Have the information that is printed in the box marked by the arrow  è  XXXX XXXX XXXX  (located on the following page) and visit: www.proxyvote.com.

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) BY INTERNET:	www.proxyvote.com
2) BY TELEPHONE:	1-800-579-1639
3) BY E-MAIL*:	sendmaterial@proxyvote.com

*              If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow  è  XXXX XXXX XXXX   (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 21, 2011 to facilitate timely delivery.

—— How To Vote ——

Please Choose One of the Following Voting Methods

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow è XXXX XXXX XXXX available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Voting Items
The Board of Directors recommends
that you vote FOR the following:

1.	Election of Directors

	Nominees

	01)	Kaj Ahlmann	06)	Charles M. Linke
	02)	Barbara R. Allen	07)	F. Lynn McPheeters
	03)	John T. Baily	08)	Jonathan E. Michael
	04)	Jordan W. Graham	09)	Robert O. Viets
	05)	Gerald I. Lenrow

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

2.	APPROVE THE COMPANY'S ANNUAL INCENTIVE COMPENSATION PLAN.

3.	APPROVE THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

4.	APPROVE THE ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION.

The Board of Directors recommends you vote 3 YEARS on the following proposal:

5.	FREQUENCY ADVISORY VOTE ON EXECUTIVE COMPENSATION.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Annual Report & Notice and Proxy Statement are available at www.proxyvote.com.

M30418-P06071

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF RLI CORP.

The undersigned hereby appoints Gerald D. Stephens and Barbara R. Allen, as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them, or either one of them, to represent and to vote, as indicated on the other side of this form or as indicated by phone or Internet, all of the shares of Common Stock of RLI Corp. held of record by the undersigned on March 7, 2011, at the RLI Corp. Annual Meeting of Shareholders to be held on May 5, 2011 or any adjournments thereof.

If no other indication is made on the reverse side of this form, or by phone or Internet, the Proxies shall vote for each of the director nominees listed on the reverse side of this form, for Proposals 2, 3 and 4, and for three years for Proposal 5 and in their discretion, upon such other business as may properly come before the meeting.

(Continued and to be signed and dated on the reverse side.)

RLI CORP. 9025 NORTH LINDBERGH DRIVE PEORIA, IL 61615

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
				M30417-P06071	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.					DETACH AND RETURN THIS PORTION ONLY

RLI CORP.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends that you vote FOR the following:

1.	Election of Directors	☐	☐	☐
Nominees

	01) Kaj Ahlmann		06) Charles M. Linke
	02) Barbara R. Allen		07) F. Lynn McPheeters
	03) John T. Baily		08) Jonathan E. Michael
	04) Jordan W. Graham		09) Robert O. Viets
05) Gerald I. Lenrow

The Board of Directors recommends you vote FOR the proposals 2, 3 and 4.						For	Against	Abstain

	2.		APPROVE THE COMPANY'S ANNUAL INCENTIVE COMPENSATION PLAN.			☐	☐	☐

	3.		APPROVE THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.			☐	☐	☐

	4.		APPROVE THE ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION.			☐	☐	☐

The Board of Directors recommends you vote 3 YEARS on the following proposal:					1 Year	2 Years	3 Years	Abstain

	5.		FREQUENCY ADVISORY VOTE ON EXECUTIVE COMPENSATION.		☐	☐	☐	☐

NOTE: This proxy also grants the Proxies the ability to vote in their discretion upon other matters as may properly come before the meeting.

Please sign exactly as your name(s) appear(s). Executors, trustees, and others signing in a representative capacity should include their name and the capacity in which they sign.

Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)			Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Annual Report and Notice & Proxy Statement are available at www.proxyvote.com.

M30420-P06071

Confidential Voting Instructions

THIS PROXY IS SOLICITED ON BEHALF OF THE TRUSTEE OF
THE RLI CORP. EMPLOYEE STOCK OWNERSHIP PLAN

By signing on the reverse side or by voting by phone or Internet, you direct the Trustee of the RLI Corp. Employee Stock Ownership Plan to vote (in person or by proxy), as provided, the number of shares of RLI Common Stock credited to this account as of March 7, 2011 under the RLI Corp. Employee Stock Ownership Plan, at the RLI Corp. Annual Meeting of Shareholders to be held on May 5, 2011 or any adjournments thereof.

If no vote is provided, the Trustee shall vote for each of the director nominees listed and upon Proposals 2, 3 and 4, and for three years for Proposal 5 pro rata with all shares of Common Stock held in the RLI Corp. Employee Stock Ownership Plan (based upon the vote of all other participants who provide voting instructions), and, in its discretion, upon such other business as may properly come before the meeting.

These confidential voting instructions will be seen only by authorized representatives of the Trustee.

(Continued and to be signed and dated on the reverse side.)

RLI CORP. 9025 NORTH LINDBERGH DRIVE PEORIA, IL 61615

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information until 11:59 P.M. Eastern Time, May 3, 2011. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions until 11:59 P.M. Eastern Time, May 3, 2011. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M30419-P06071	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

RLI CORP.		For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends that you vote FOR the following:		All	All	Except

1.	Election of Directors	☐	☐	☐
Nominees

	01) Kaj Ahlmann				06) Charles M. Linke
	02) Barbara R. Allen				07) F. Lynn McPheeters
	03) John T. Baily				08) Jonathan E. Michael
	04) Jordan W. Graham				09) Robert O. Viets
05) Gerald I. Lenrow

The Board of Directors recommends you vote FOR the proposals 2, 3 and 4.						For	Against	Abstain

2.	APPROVE THE COMPANY’S ANNUAL INCENTIVE COMPENSATION PLAN.					☐	☐	☐

3.	APPROVE THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.					☐	☐	☐
4.	APPROVE THE ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION.					☐	☐	☐
The Board of Directors recommends you vote 3 YEARS on the following proposal:					1 Year	2 Years	3 Years	Abstain

5.	FREQUENCY ADVISORY VOTE ON EXECUTIVE COMPENSATION.				☐	☐	☐	☐

NOTE: This proxy also grants the Trustee the ability to vote in its discretion upon other matters as may properly come before the meeting.

Please sign exactly as your name(s) appear(s). Executors, trustees, and others signing in a representative capacity should include their name and the capacity in which they sign.

Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)	Date